
                                As filed with the Securities and Exchange Commission on June 19, 2002
                                                     Registration No. 333-69332
====================================================================================================================================
                                                 SECURITIES AND EXCHANGE COMMISSION
                                                       WASHINGTON, D.C. 20549




                                                    AMENDMENT NO. 3 TO FORM SB-2
                                       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                    NEVADA                                CYCO.NET, INC.                               13-3389415
(State or Other Jurisdiction of Incorporation       (Name of Registrant in Our            (I.R.S. Employer Identification No.)
               or Organization)                              Charter)

                                                               7389
      4201 YALE BOULEVARD, N. E. SUITE G           (Primary Standard Industrial                      RICHARD URREA
        ALBUQUERQUE, NEW MEXICO 87107              Classification Code Number)             4201 YALE BOULEVARD, N. E. SUITE G
  (Address and telephone number of Principal                                                 ALBUQUERQUE, NEW MEXICO 87107
Executive Offices and Principal Place of Business)                                    (Name, address and telephone number of agent
                                                                                                      for service)

                                                             Copies to:
                     Clayton E. Parker, Esq.                                              Troy J. Rillo, Esq.
                    Kirkpatrick & Lockhart LLP                                         Kirkpatrick & Lockhart LLP
              201 S. Biscayne Boulevard, Suite 2000                              201 S. Biscayne Boulevard, Suite 2000
                       Miami, Florida 33131                                               Miami, Florida 33131
                          (305) 539-3300                                                     (305) 539-3300
                  Telecopier No.: (305) 358-7095                                     Telecopier No.: (305) 358-7095

         Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE  AFTER THIS REGISTRATION  STATEMENT
BECOMES EFFECTIVE.

         If any of the securities  being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933 check the following box. |X|

         If this Form is filed to register  additional  securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities  Act  registration  statement  number of the earlier  effective  registration
statement for the same offering. |_|

         If this Form is a post-effective  amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box
and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|




         THE REGISTRANT HEREBY AMENDS THIS  REGISTRATION  STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE
DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME  EFFECTIVE IN ACCORDANCE  WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS  REGISTRATION  STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                      Subject to completion, dated June 19, 2002



                                 CYCO.NET, INC.
                        41,300,000 SHARES OF COMMON STOCK

         This prospectus relates to the sale of up to 41,300,000 shares of Cyco.net's common stock by certain persons who are, or will become, stockholders of Cyco.net. Please refer to "Selling Stockholders" beginning on page 9. Of that total, a single stockholder will sell up to 40,000,000 shares of common stock in this offering that it will receive pursuant to an Equity Line of Credit. Cyco.net is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit. All costs associated with this registration will be borne by us. Cyco.net has agreed to pay Cornell Capital Partners, L.P. a fee of 8.4% of the proceeds raised by us under the Equity Line of Credit.

         The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

         The selling stockholders consist of:

           o Cornell Capital Partners, L.P., which intends to sell up to 40,000,000 shares of common stock to be purchased under an Equity Line of Credit Agreement, dated August 16, 2001.

           o Other selling stockholders, which intend to sell up to 1,300,000 shares of common stock purchased in private offerings.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit Agreement. Cornell Capital Partners, L.P. will pay Cyco.net 82% of the lowest closing bid price of our common stock for the 5 days immediately following the notice date. The 18% discount on the purchase of the common stock to be received by Cornell Capital Partners, L.P. will be an underwriting discount.

         Our common stock is quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "CYKE." On June 4, 2002, the last reported sale price of our common stock was $0.03 per share.

         THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.

         PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 4.


                      PRICE TO PUBLIC*         PROCEEDS TO SELLING SHAREHOLDERS
    Per share              $0.03                            $0.03
                           -----                            -----
      TOTAL                $0.03                          $1,239,000
                           =====                          ==========


-----------------------

* This includes the sale of 40,000,000 shares of common stock by Cornell Capital Partners, L.P. All proceeds from the sale of these shares will be paid to the selling stockholders.

         With the exception of Cornell Capital Partners, L.P., which is an "underwriter" within the meaning of the Securities Act of 1933, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate 24 months after the accompanying registration statement is declared effective by the Securities and Exchange Commission. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ___________ ___, 2002.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY.............................................................1
THE OFFERING...................................................................2
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.....................................3
RISK FACTORS...................................................................4
FORWARD-LOOKING STATEMENTS.....................................................8
SELLING STOCKHOLDERS...........................................................9
USE OF PROCEEDS...............................................................10
DILUTION..................................................................... 11
EQUITY LINE OF CREDIT.........................................................12
PLAN OF DISTRIBUTION..........................................................13
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................15
DESCRIPTION OF BUSINESS.......................................................20
MANAGEMENT....................................................................25
DESCRIPTION OF PROPERTY.......................................................27
LEGAL PROCEEDINGS.............................................................27
PRINCIPAL STOCKHOLDERS........................................................28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................29
MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
 AND OTHER SHAREHOLDER MATTERS................................................30
DESCRIPTION OF SECURITIES.....................................................31
EXPERTS..................................................................... .32
LEGAL MATTERS.................................................................32
HOW TO GET MORE INFORMATION...................................................32
FINANCIAL STATEMENTS.........................................................F-1



--------------------------------------------------------------------------------

         We intend to distribute to our shareholders annual reports containing audited financial statements. Our audited financial statements for the fiscal year December 31, 2001, were contained in our Annual Report on Form 10-KSB.

                               PROSPECTUS SUMMARY


                                    OVERVIEW

         Cyco.net, Inc. is the successor corporation to AVE, Inc. Cyco.net is an e-commerce business. The main web site is in the form of an "e" zine, similar to a magazine except that it is only available on-line. The web site is
www.cyco.net. It currently has two fully operational ancillary sites, cycocigs.com and aabakismokes.com, which are in the market of selling cigarettes on-line. We have also registered the sites of digidarkroom.com, and cyconet.com, and psychocigs.com, which sends viewers to cycocigs.com.


                                    ABOUT US

         Our principal office is located at 4201 Yale Boulevard, N. E. Suite G, Albuquerque, New Mexico 87107. Our telephone number is (505) 344-9643.

                                  THE OFFERING

         This offering relates to the sale of common stock by certain persons who are, or will become, stockholders of Cyco.net. The selling stockholders consist of:

         o Cornell Capital Partners, L.P., which intends to sell up to 40,000,000 shares of common stock to be issued under a Equity Line of Credit Agreement, dated August 16, 2001.

         o Other selling stockholders, who intend to sell up to 1,300,000 shares of common stock purchased in private offerings.

         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell to Cornell Capital Partners, L.P. shares of common stock for a total purchase price of $5.0 million. Cornell Capital Partners, L.P. will purchase the shares of common stock for an 18% discount to the lowest closing bid price of our common stock for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the then prevailing market price. Among other things, this prospectus relates to the shares of common stock to be issued under the Equity Line of Credit.

COMMON STOCK OFFERED                                             41,300,000 shares by selling stockholders

OFFERING PRICE                                                   Market price

COMMON STOCK OUTSTANDING BEFORE THE OFFERING1                    26,496,419 shares

USE OF PROCEEDS                                                  We will not  receive any  proceeds  of the shares  offered  by the selling  stockholders.  Any  proceeds we receive  from the sale of common  stock  under the Equity Line of Credit will be used for the purchase of inventory, web development, marketing and general  working capital  purposes. See "Use of Proceeds."

RISK FACTORS                                                     The  securities  offered hereby  involve a high degree of risk and immediate  substantial  dilution.  See  "Risk Factors" and
                                                                 "Dilution."

OVER-THE-COUNTER BULLETIN BOARD SYMBOL                           CYKE





-------------------------------------
1 Excludes options to purchase 1,350,000 options, of which 600,000 have an exercise price of $0.10 per share and 750,000 have an exercise price of $0.06 per share.

                                        SUMMARY CONSOLIDATED FINANCIAL INFORMATION


                                                                                           FOR THE             FOR THE
                                                     FOR THE            FOR THE           YEAR ENDED         YEAR ENDED
                                                  QUARTER ENDED      QUARTER ENDED       DECEMBER 31,       DECEMBER 31,
                                                 MARCH 31, 2002     MARCH 31, 2001           2001               2000
                                                 --------------     --------------      -------------       -------------
STATEMENT OF OPERATION DATA:

Revenues                                            $1,056,854           $933,646          $4,213,321         $2,496,018
Cost of sales                                         $974,511           $889,368           3,936,327          2,380,213
General and administrative expenses                     93,527            129,684             435,329            308,449
(Loss) from operations                                (11,184)           (85,406)           (158,335)          (192,644)
Realized (loss) on available for sale
    securities                                              --                 --                  --           (25,492)
Net (loss)                                           $(11,382)          $(85,412)          $(158,488)         $(218,189)
Net income (loss) per share - basic and
    diluted                                            $(0.00)            $(0.00)             $(0.01)            $(0.01)


                                                                                         DECEMBER 31,       DECEMBER 31,
                                                                    MARCH 31, 2002           2001               2000
                                                                    --------------       ------------       ------------
BALANCE SHEET DATA:

Cash                                                                       $3,866              $5,219            $44,838
Receivables                                                                15,340              31,996             70,377
Inventory                                                                  21,421               9,264              5,776
    Total current assets                                                   40,627              46,479            122,896
Deferred offering costs                                                    85,183                  --                 --
Intangible assets, net                                                     34,913              33,288             19,792
Other receivables - related party                                          24,706              24,706             23,994
    Total assets                                                          191,337             191,294            170,074
Accounts payable                                                          203,234             191,808            163,900
    Total current liabilities                                             204,234             192,808            163,900
Common stock                                                               26,496              26,496             21,946
Additional paid-in capital                                                489,109             489,109            342,859
Accumulated (deficit)                                                   (528,502)           (517,119)          (358,631)
    Total stockholders' equity                                           (12,897)             (1,514)              6,174
    Total liabilities and stockholders' equity                           $191,337            $191,294           $170,074


                                  RISK FACTORS

         Cyco.net is subject to various risks which may materially harm our business, financial condition and results of operations. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.


                          RISKS RELATED TO OUR BUSINESS

WE HAVE HISTORICALLY LOST MONEY AND LOSSES MAY CONTINUE IN THE FUTURE


         We have historically lost money. In quarter ended March 31, 2002, we a net loss of $11,382. In the years ended December 31, 2001 and 2000, we had net losses of $158,448 and $218,189, respectively. Future losses are likely to occur. Accordingly, we may experience significant liquidity and cash flow problems because historically our operations have not been profitable. No assurances can be given that we will be successful in reaching or maintaining profitable operations.


WE MAY NEED TO RAISE ADDITIONAL CAPITAL TO FINANCE OPERATIONS

         We  have  relied  on  significant   external   financing  to  fund  our
operations. Such financing has historically come from a combination of borrowings and sale of common stock from third parties and funds provided by certain officers and directors. We cannot assure you that financing whether from external sources or related parties will be available if needed or on favorable terms. Our inability to obtain adequate financing will result in the need to curtail business operations. Any of these events would be materially harmful to our business and may result in a lower stock price. We will need to raise additional capital to fund our anticipated future expansion. Among other things, external financing may be required to cover our operating costs.

WE HAVE BEEN THE SUBJECT OF A GOING CONCERN OPINION FROM OUR INDEPENDENT AUDITORS, WHICH MEANS THAT WE MAY NOT BE ABLE TO CONTINUE OPERATIONS UNLESS WE OBTAIN ADDITIONAL FUNDING

         Our independent auditors have added an explanatory paragraph to their audit opinions issued in connection with the years ended December 31, 2001 and 2000 financial statements, which states that Cyco.net's ability to continue as a going concern depends upon its ability to secure financing, increase ownership equity and attain profitable operations. Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. We expect to be able to continue operations for 12 months with the cash currently on hand and anticipated from our operations.

WE ARE SUBJECT TO A WORKING CAPITAL DEFICIT, WHICH MEANS THAT OUR CURRENT ASSETS ON DECEMBER 31, 2001 WERE NOT SUFFICIENT TO SATISFY OUR CURRENT LIABILITIES


         We had a working capital deficit of $163,607 and $146,329 at March 31, 2002 and December 31, 2001, respectively, which means that our current liabilities exceeded our current assets by $163,607 and $146,329, respectively. Current assets are assets that are expected to be converted to cash within one year and, therefore, may be used to pay current liabilities as they become due. Our working capital deficit means that our current assets on March 31, 2002 and December 31, 2001 were not sufficient to satisfy all of our current liabilities on those dates.


OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY

         Prior to this offering, there has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR INVESTORS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS

         Our common stock is deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline. Penny stocks are stock:

         o  With a price of less than $5.00 per share;

         o  That are not traded on a "recognized" national exchange;

         o Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

         o In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

         Broker/dealers dealing in penny stocks are required to provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor.

WE COULD FAIL TO ATTRACT OR RETAIN KEY PERSONNEL

         Our success largely depends on the efforts and abilities of key executives and consultants, including Richard Urrea, our Chief Executive Officer and President. The loss of the services of Mr. Urrea could materially harm our business because of the cost and time necessary to replace and train a replacement. Such a loss would also divert management attention away from operational issues. We do not presently maintain a key-man life insurance policy on Mr. Urrea.

SINCE WE ARE AN E-COMMERCE BUSINESS, WE WILL NEED TO OVERCOME CERTAIN RISKS ASSOCIATED WITH TRANSACTING BUSINESS OVER THE INTERNET, INCLUDING PRIVACY AND SECURITY CONCERNS AND DOMAIN NAME CONFUSION

         We believe that many Internet users view E-businesses as risky, due to privacy concerns and other factors. People are often reluctant to purchase online, despite the promise of secure transactions. People are wary of relinquishing personal data, including credit card information, over the Internet. Potential customers may incur difficulty finding particular sites, due to domain name confusion, i.e., Cyco.com (Cyco Software Company) vs. Cyco.net. Companies risk losing customers who utilize search engines, because competitors are listed as well. Cyco.net is aware of such pitfalls, and attempts to lessen the impact of these downfalls by providing secure transactions for all online purchases, and requiring minimal personal customer information to complete transactions. Cyco.net has attempted to assure its customers that it will not sell nor provide customer information to third parties.

MANY OF OUR COMPETITORS ARE ABLE TO PURCHASE PRODUCTS OR LOWER PRICES THAN US DUE TO BUY-DOWN PROMOTIONS, WHICH MEANS THAT THE PRICE WE PAY FOR OUR PRODUCTS MAY BE HIGHER THAN THOSE PAID BY OUR COMPETITORS

         If competitors are allowed to use buy-down promotions to lower their prices and the manufacturers continue to disallow us to participate in such programs, we will be at a distinct disadvantage and will suffer reduced sales due to non-competitive prices. These buy-downs are the cigarette industry's version of a rebate to entice sales. In this case, the rebate goes to the retailer to mark down the over the counter price. At this time, manufacturers have refused to offer such buy-downs to Internet companies, including Cyco.net. Accordingly, the price we pay for cigarettes may be higher than the prices paid by some of our competitors.

THE APPLICABILITY OF THE JENKINS ACT MAY REQUIRE US TO COLLECT EXCISE TAXES IN EVERY STATE, WHICH COULD INCREASE THE COST OF OUR PRODUCTS AND DISCOURAGE CUSTOMERS

         There is uncertainty over applicability of the Jenkins Act to e-commerce sales of cigarettes. If the Jenkins Act applies, then our customers will have to pay excise taxes. This would increase the cost of our products to customers and thereby discourage our customers from purchasing our products. The Jenkins Act, United States Code Title 15, Section 376, was enacted in the 1940s to monitor interstate sales of cigarettes. This Act requires that companies selling cigarettes report monthly the names and addresses of their customers with state tobacco tax administrators. It is uncertain whether the Act applies to e-commerce because Internet sales take place in a state other than the customer's state of origin. Further, the Jenkins Act conflicts with other Federal laws, such as the Privacy Act of 1974 and the Electronics Communications Act of 1986. The Jenkins Act is also considered discriminatory because it applies to cigarette sales only, and not the interstate sale of cigars and tobacco. If it is deemed that the Jenkins Act is applicable to Internet cigarette sales, Cyco.net will report to individual state tax authorities. Such enforcement could adversely affect sales because the absence of excise taxes makes the prices of our products less expensive than some competitors' prices. The cost burden of reporting to every state tax authority could affect the profitability of Cyco.net.

WE MAY BE REQUIRED TO COLLECT SALES AND USE TAXES IN EVERY STATE THAT OUR PRODUCTS ARE SOLD, WHICH COULD INCREASE THE COST OF OUR PRODUCTS AND DISCOURAGE CUSTOMERS

         If one or more states or any foreign country successfully asserts that Cyco.net should collect sales or other taxes on the sale of products, net sales and results of operations could be harmed. Cyco.net does not currently collect sales or other similar taxes for shipments of goods into any state. However, one or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on us. If Cyco.net becomes obligated to collect sales taxes, it will need to update its system that processes customer orders to calculate the appropriate sales tax for each customer order and to remit the collected sales taxes to the appropriate authorities. These upgrades will increase operating expenses. In addition, customers may be discouraged from purchasing products from Cyco.net because they have to pay sales tax. This may discourage customers from buying our products and cause a reduction of sales.

THERE IS A RISING ANTI-TOBACCO SENTIMENT IN THE UNITED STATES THAT COULD CAUSE SOME INTERNET USERS TO BAN OR BOYCOTT OUR WEBSITE AND DISCOURAGE POTENTIAL ADVERTISERS AND CAUSE NEGATIVE PUBLICITY

         Cyco.net believes that there is a rising anti-tobacco sentiment in the United States. Such sentiment may cause some Internet users to ban or boycott our website and business. Although we do not currently generate revenue from advertising, potential advertisers may refuse to advertise with us because they do not want to be associated with tobacco products. This sentiment could result in negative publicity to Cyco.net, which could result in reduced sales and a lower stock price.


                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE AND OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS


         Sales of our common stock in the public market following this offering could lower the market price of our common stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all. Of the 26,496,419 shares of common stock outstanding as of June 10, 2002 (assuming no exercise of options), 3,011,509 shares are, or will be, freely tradable without restriction, unless held by our "affiliates." The remaining 23,484,910 shares of common stock held by existing stockholders are "restricted securities" and may be resold in the public market only if registered or pursuant to an exemption from registration. Some of these shares may be resold under Rule 144. Immediately following the effective date of this prospectus, including the shares to be issued to Cornell Capital Partners, L.P., 44,311,509 of common stock will be freely tradeable without restriction, unless held by our "affiliates."


         Upon issuance of the maximum number of shares available under the Equity Line of Credit, there will be an additional 40,000,000 shares of common stock outstanding. All of these shares of common stock may be immediately resold in the public market upon effectiveness of the accompanying registration statement and the sale to the investor under the terms of the Equity Line of Credit agreement.

         In addition, we have issued options to purchase a total of 1,350,000 shares of our common stock, of which 600,000 shares have an exercise price of $0.10 per share and 750,000 shares have an exercise price of $0.06 per share.

EXISTING SHAREHOLDERS WILL EXPERIENCE SIGNIFICANT DILUTION FROM OUR SALE OF SHARES UNDER THE EQUITY LINE OF CREDIT

         The sale of shares pursuant to the Equity Line of Credit will have a dilutive impact on our stockholders. As a result, our net income per share could decrease in future periods, and the market price of our common stock could decline. In addition, the lower our stock price is the more shares of common stock we will have to issue under the Equity Line of Credit to draw down the full amount. If our stock price is lower, then our existing stockholders would experience greater dilution.

THE INVESTOR UNDER THE LINE OF CREDIT WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE OF OUR COMMON STOCK

         The common stock to be issued under the Equity Line of Credit will be issued at a 18% discount to the lowest closing bid price for the 5 days immediately following the notice date of an advance. These discounted sales could cause the price of our common stock to decline.

THE SELLING STOCKHOLDERS INTEND TO SELL THEIR SHARES OF COMMON STOCK IN THE MARKET, WHICH SALES MAY CAUSE OUR STOCK PRICE TO DECLINE

         The selling stockholders intend to sell in the public market the shares of common stock being registered in this offering. That means that up to 41,300,000 of common stock, the number of shares being registered in this offering, may be sold. Such sales may cause our stock price to decline.

THE SALE OF OUR STOCK UNDER OUR EQUITY LINE OF CREDIT COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH COULD CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE

         The significant downward pressure on the price of our common stock caused by the sale of material amounts of common stock under the Equity Line of Credit could encourage short sales by third parties. Such an event could place further downward pressure on the price of our common stock.

OUR COMMON STOCK HAS BEEN RELATIVELY THINLY TRADED AND WE CANNOT PREDICT THE EXTENT TO WHICH A TRADING MARKET WILL DEVELOP

         Before this offering, our common stock has traded on the Over-the-Counter Bulletin Board. Our common stock is thinly traded compared to larger more widely known companies in our industry. Thinly traded common stock can be more volatile than common stock trading in an active public market. We cannot predict the extent to which an active public market for the common stock will develop or be sustained after this offering.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING

         The price in this offering will fluctuate based on the prevailing market price of the common stock on the Over-the-Counter Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

WE MAY NOT BE ABLE TO ACCESS SUFFICIENT FUNDS UNDER THE EQUITY LINE OF CREDIT WHEN NEEDED

         We are dependent on external financing to fund our operations. Our financing needs are expected to be provided from the Equity Line of Credit, in large part. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part, because the amount of financing available will fluctuate with the price and volume of our common stock. As the price and volume decline, then the amount of financing available under the Equity Line of Credit will decline.

                           FORWARD-LOOKING STATEMENTS

FORWARD-LOOKING STATEMENTS

         Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

         This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                              SELLING STOCKHOLDERS

         The following table presents information regarding the selling stockholders. Pursuant to the Equity Line of Credit, Cornell Capital Partners, L.P. has agreed to purchase up to $5.0 million of common stock from us. None of the selling stockholders have held a position or office, or had any other material relationship, with Cyco.net, except as follows:

         o Cornell Capital Partners, L.P. is the investor under the Equity Line of Credit. All investment decisions of Cornell Capital Partners are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

         o  Persia  Consulting  Group,  Inc. is a consultant  to  Cyco.net.  All
            investment   decisions  of  Persia  Consulting  are  made  by  Hamid
            Fashandi.

         o  Lynette Budagher is an employee of Cyco.net.

         o Everton Research Partners, Inc. is a consultant to Cyco.net. All investment decisions of Everton Research are made by Hamid Fashandi.

         o  David Gonzalez received shares for the payment of legal services.

         The table follows:

                                                   PERCENTAGE OF                    PERCENTAGE OF                      PERCENTAGE OF
                                    SHARES          OUTSTANDING    SHARES TO BE      OUTSTANDING                        OUTSTANDING
                                 BENEFICIALLY         SHARES         ACQUIRED       SHARES TO BE        SHARES TO          SHARES
                                    OWNED          BENEFICIALLY     UNDER THE       ACQUIRED UNDER       BE SOLD       BENEFICIALLY
         SELLING                    BEFORE         OWNED BEFORE      LINE OF         THE LINE OF         IN THE         OWNED AFTER
        STOCKHOLDER                OFFERING         OFFERING         CREDIT           CREDIT(1)         OFFERING         OFFERING
------------------------------  --------------     -------------   ------------     --------------      ---------     --------------
Cornell Capital Partners, L.P.              0              0.0%      40,000,000           60.2%        40,000,000         0.0%

Persia Consulting Group, Inc.         250,000              1.0%              --              --           250,000         0.0%

Lynette Budagher                   750,000(2)              2.8%              --              --           750,000         0.0%

Everton Research Partners, Inc.       250,000              1.0%              --              --           250,000         0.0%

David Gonzalez                         50,000                 *              --              --            50,000         0.0%

-----------------------------------------

*        Less than 1%.


(1)  Percentage of outstanding  shares is based on 26,496,419 shares of common stock outstanding as of June 10, 2002,  together with the 40,000,000 shares of common stock that may be purchased by Cornell Capital Partners,  L.P. from us under the Equity Line of
     Credit.  The shares to be issued to Cornell Capital  Partners,  L.P. under the Equity Line of Credit are treated as outstanding for the purpose of computing Cornell Capital Partners, L.P.'s percentage ownership.


(2)  These represent shares of common stock underlying options to purchase up to 750,000 shares of common stock.


                                 USE OF PROCEEDS

         This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we will receive the proceeds from the sale of shares of common stock to Cornell Capital Partners, L.P. under the Equity Line of Credit. The purchase price of the shares purchased under the Equity Line of Credit will be equal to 82% of the lowest closing bid price of our common stock on the Over-the-Counter Bulletin Board for the 5 days immediately following the notice date.

         For illustrative purposes, Cyco.net has set forth below its intended use of proceeds for the range of net proceeds indicated below to be received under the Equity Line of Credit. The table assumes estimated offering expenses of $80,000 and commitment fees of 8.4% of the gross proceeds raised under the Equity Line of Credit.

GROSS PROCEEDS                                               $1,250,000       $2,500,000        $3,750,000       $5,000,000

NET PROCEEDS                                                 $1,065,000       $2,210,000        $3,355,000       $4,500,000

USE OF PROCEEDS:                                                 AMOUNT           AMOUNT            AMOUNT           AMOUNT
---------------------------------------------------------------------------------------------------------------------------

Purchase of Inventory                                          $250,000         $300,000          $450,000         $500,000

Web Development                                                 $50,000         $100,000          $250,000         $400,000

Marketing                                                      $350,000         $900,000        $1,300,000       $1,700,000

General Working Capital                                        $415,000         $910,000        $1,355,000       $1,900,000
                                                             ----------       ----------        ----------       ----------

Total                                                        $1,065,000       $2,210,000        $3,355,000       $4,500,000
                                                             ==========       ==========        ==========       ==========


         In addition, Cyco.net would receive $45,000 upon the exercise of outstanding options being registered in this offering to purchase 750,000 shares of common stock at an exercise price of $0.06 per share. All of these proceeds would be used for general working capital purposes.

                                    DILUTION


         The net tangible book value of Cyco.net as of March 31, 2002 was ($132,993) or ($0.0050) per share of common stock. Net tangible book value per share is determined by dividing the tangible book value of Cyco.net (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to Cyco.net, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock to be issued under the Equity Line of Credit. The amount of dilution will depend on the offering price and number of shares to be issued under the Equity Line of Credit. The following example shows the dilution to new investors at an offering price of $0.03 per share (but does not take into account the exercise of options).

         If we assume that Cyco.net had issued 40,000,000 shares of common stock under the Equity Line of Credit at an assumed offering price of $0.03 per share (I.E., the maximum number of shares registered in this offering under the Equity Line of Credit), less commitment fees of $100,800 and $80,000 of other offering expenses, our net tangible book value as of March 31, 2002 would have been $886,207 or $0.0133 per share. Note that at an offering price of $0.03 per share, Cyco.net would receive gross proceeds of $1,200,000. This represents an immediate increase in net tangible book value to existing shareholders of $0.0183 per share and an immediate dilution to new shareholders of $0.0167 per share, or 55.7%. The following table illustrates the per share dilution:

Assumed public offering price per share                                                           $0.0300
Net tangible book value per share before this offering                         $(0.0050)
Increase attributable to new investors                                           $0.0183
Net tangible book value per share after this offering                                             $0.0133
Dilution per share to new shareholders                                                            $0.0167

         The offering price of our common stock is based on the then-existing market price. In order to give prospective investors an idea of the dilution per share they may experience, we have prepared the following table showing the dilution per share at various assumed offering prices:


                                                          DILUTION PER
          ASSUMED            NO. OF SHARES TO BE          SHARE TO NEW
      OFFERING PRICE              ISSUED(1)                 INVESTORS
     ----------------       ---------------------        --------------
         $0.0300                 40,000,000                 $0.0167
         $0.0225                 40,000,000                 $0.0133
         $0.0150                 40,000,000                 $0.0099
         $0.0075                 40,000,000                 $0.0066



---------------------

(1) This represents the number of shares of common stock that will be registered hereunder in connection with the Equity Line of Credit.


         If the exercise of options to purchase 750,000 shares of common stock at an exercise price of $0.06 per share were taken into account, then the dilution to new shareholders would have been $0.0162 per share.

                              EQUITY LINE OF CREDIT


         Pursuant to the Equity Line of Credit, we may, at our discretion, periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5.0 million. Note that if the 40,000,000 shares being registered in this offering were sold under the Equity Line of Credit at Cyco.net's recent stock price of $0.03 per share, then Cyco.net would only receive gross proceeds of $1,200,000. If we request an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. will purchase shares of common stock of Cyco.net for 82% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the market price. This prospectus primarily relates to the shares of common stock to be issued to Cornell Capital Partners, L.P. under the Equity Line of Credit. Cornell Capital Partners, L.P. cannot transfer its interest in the Equity Line of Credit to any other person.


         The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission.

         ADVANCES. Pursuant to the Equity Line of Credit, we may periodically sell shares of common stock to Cornell Capital Partners, L.P. to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request an advance every 5 trading days.

         MECHANICS. We may, at our discretion, request advances from Cornell Capital Partners, L.P. by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 7 trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners, L.P. will pay the advance amount. We have the ability to determine when and if we desire to draw an advance.

         COMMITMENT PERIOD. We may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the accompanying registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell Capital Partners, L.P. has made advances totaling $5.0 million or (ii) two years after the effective date of the accompanying registration statement.

         MAXIMUM ADVANCE AMOUNT. We may not request advances in excess of a total of $5.0 million. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of Cyco.net's common stock. The maximum amount of each advance is equal to 75% of the average daily volume of Cyco.net's common stock for the 40 trading days prior to the date of an advance multiplied by 82% of the lowest closing bid price of Cyco.net's common stock for the 5 trading days immediately following the notice date of an advance.

         NUMBER OF SHARES TO BE ISSUED. We cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of common stock that will be issued using certain assumptions. If we issued
40,000,000 shares, the maximum number of shares being registered in this offering, then these shares would represent 60.2% of our outstanding capital stock.

         REGISTRATION  RIGHTS.  We  granted to Cornell  Capital  Partners,  L.P.
certain registration rights. The registration statement accompanying this prospectus will register such shares upon effectiveness. The cost of this registration will be borne by us.

         NET PROCEEDS. We cannot predict the total amount of proceeds to be raised in this transaction, in part, because we have not determined the total amount of the advances we intend to draw. However, we expect to incur expenses of approximately $80,000 consisting primarily of professional fees incurred in connection with registering 40,000,000 shares in this offering. In addition, we are obligated to pay a cash fee to Cornell Capital equal to 8.4% of each advance.

         USE OF PROCEEDS. We intend to use the net proceeds received under the Equity Line of Credit for general corporate purposes. Please see "Use of Proceeds."

                              PLAN OF DISTRIBUTION

         The selling stockholders have advised us that the sale or distribution of Cyco.net's common stock owned by the selling stockholders may be effected directly to purchasers by the selling stockholders or by pledgees, donees, transferees or other successors in interest, as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or in any other market on which the price of Cyco.net's shares of common stock are quoted or (ii) in transactions otherwise than on the over-the-counter market or in any other market on which the price of Cyco.net's shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of Cyco.net's common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholders and any brokers, dealers or agents that participate in the distribution of the common stock may be deemed to be underwriters, and any profit on the sale of common stock by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

         Cornell Capital Partners, L.P. is an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of common stock under the Equity Line of Credit agreement. Cornell Capital Partners, L.P. will pay Cyco.net 82% of the lowest closing bid price of Cyco.net's common stock on the Over-the-Counter Bulletin Board or other principal trading market on which our common stock is traded for the 5 days immediately following the advance date. In addition, Cornell Capital Partners will receive a commitment fee of 8.4% of the proceeds received by Cyco.net under the Equity Line of Credit. The 18% discount and the 8.4% commitment fee are underwriting discounts.

         Cornell Capital Partners, L.P. was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is in the business of financing public companies primarily through equity lines of credit or the purchase of other securities. Cornell Capital Partners is considered a statutory underwriter in several other equity line transactions. Cornell Capital partners does not intend to make a market in Cyco.net's stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price.
Prospective investors should take these factors into consideration before purchasing Cyco.net's stock.

         Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. We will inform the selling stockholders that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders must be registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We have agreed to indemnify the selling stockholders and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $80,000 as well as commitment fees of 8.4% of the gross proceeds received under the Equity Line of Credit. The offering expenses consist of: a SEC registration fee of $2,629, printing expenses of $5,000, accounting fees of $15,000, legal fees of $35,000 and miscellaneous expenses of $2,371. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We will, however, receive proceeds from the sale of common stock under the Equity Line of Credit.

         The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling shareholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Cyco.net while such selling shareholders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. Cornell Capital Partners can cover any short positions only with shares received from Cyco.net under the Equity Line of Credit. We will advise the selling stockholders that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

         THE  FOLLOWING  INFORMATION  SHOULD  BE READ IN  CONJUNCTION  WITH  THE
CONSOLIDATED FINANCIAL STATEMENTS OF CYCO.NET AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS FILING. STATEMENTS IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION AND ELSEWHERE IN THIS PROSPECTUS THAT ARE NOT STATEMENTS OF HISTORICAL OR CURRENT FACT CONSTITUTE "FORWARD-LOOKING STATEMENTS."

PLAN OF OPERATION

         In the next 12 months, Cyco.net plans to pursue sales growth and gain additional traffic to its e-commerce sites by:

         o  Locating appropriate facilities in which to ship product.

         o Launching an affiliate program to build traffic to its e-commerce sites.

         o Advertising through print ads, e-newsletters and e-mails to target markets.

         o  Continue funding efforts.

         o Maintain and add features to the Cyco.net site, I.E., location cameras providing live feed from worldwide locations of interest.

         o  Pursue   advertising   contracts   from  major  tobacco  and  spirit
            manufacturers.

         o Hire additional employees, as needed. The hiring of one to two additional full-time employees is projected in the next 12 months.

         Furthermore, Cyco.net plans to identify other niches in e-commerce to expand and diversify its business to reduce dependence on a single sector of product.

RESULTS OF OPERATIONS


THREE MONTHS ENDED MARCH 31, 2002 COMPARED WITH THE THREE MONTHS ENDED MARCH 31, 2001

         Revenues for the three months ended March 31, 2002 were $1,056,854 as compared to $933,646 in the same period last year. Cyco.net's revenues for the current quarter are attributable to an increase in the sale of cigarettes on the Internet in the current period. Cyco.net believes that this increase is primarily the result of two factors, the first is an increase in the number of customers visiting its websites and the second is an increase in the number of purchases by customers visiting its websites. Cyco.net attributes these increases to several factors, including an increased comfort level experienced by customers with purchases over the Internet in general and Cyco.net in particular, and reputation for competitive pricing and on-time delivery.

         Cost of goods sold were $974,511 or 92.2% of revenues for the three months ended March 31, 2002, as compared to $889,368 or 95.3% of revenues for the three months ended March 31, 2001. The decrease in the cost of goods sold, expressed as a percent of revenues, was due to an increase in sales of discount cigarette brands that have a higher profit margin and more favorable pricing from our suppliers. Included in the cost of goods sold for the three months ended March 31, 2002, were the cost of products of $887,608, shipping costs of $59,543, credit card processing fees of $26,468 and other miscellaneous costs of $892. Included in the cost of goods sold for the three months ended March 31, 2001, were the cost of products of $808,627, shipping costs of $52,094, credit card processing fees of $27,346 and other miscellaneous costs of $1,301.

         General and administrative expenses for the first quarter ended March 31, 2002 were $93,527 as compared to $129,684 for the same period last year. This decrease of approximately 28% was primarily due to a reduction in non-cash payroll costs from the comparable period in the prior year. In the first quarter of the prior year, Cyco.net issued 4,000,000 shares of common stock to employees, resulting in non-cash payroll costs of approximately $120,000. Cyco.net did not incur these non-cash payroll costs in the quarter ended March 31, 2002. The net decline of $90,000 in payroll costs was principally the result of the non-cash issuance of 4,000,000 shares of common stock. This was partially offset by $30,000 of additional payroll costs, including two additional staff members and the additional of health insurance for all employees. During the three months ended March 31, 2002, the major components of general and administrative expenses were approximately $4,263 in advertising, $52,421 in payroll expenses, $14,000 in professional fees, $6,991 in rent, $6,706 in amortization and depreciation and $9,146 in miscellaneous other expenses. Included in general and administrative expenses during the same period last year were approximately $2,604 in advertising, $142,659 in payroll expenses, $7,815 in professional fees, $5,775 in rent, $5,534 in amortization and depreciation and $5,297 in miscellaneous other expenses.

         The Company had a net loss for the three months ended March 31, 2002 of $11,382 compared to a net loss of $85,412 for the same period last year. The decrease in net loss is due primarily to an increase in sales of discounted cigarette brands that have higher profit margins and a reduction in general and administrative expenses.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO THE YEAR ENDED DECEMBER 31, 2000


         Revenues for the year ended December 31, 2001 were $4,213,321 compared to $2,496,018 for the comparable period in the prior year. Cyco.net's revenues for the current year are attributable to an increase in the sale of cigarettes on the Internet in the current period. Cyco.net believes that this increase is primarily the result of two factors, the first is an increase in the number of customers visiting its websites and the second is an increase in the number of purchases by customers visiting its websites. Cyco.net attributes these increases to several factors, including an increased comfort level experienced by customers with purchases over the Internet in general and Cyco.net in particular, and reputation for competitive pricing and on-time delivery.



         Cost of goods sold was $3,936,327, or 93.4% of revenues for the year ended December 31, 2001 compared to $2,380,213, or 95.4% of revenues, for the same period last year. The decrease in the cost of goods sold, expressed as a percent of revenues, was due to an increase in sales of discount cigarette brands that have higher profit margins. Included in the cost of goods sold for the year ended December 31, 2001, was the cost of the product of $3,572,456, the shipping costs of $234,167, the credit card processing fees of $125,105 and other miscellaneous costs of $4,599. Cost of goods sold for the prior year included, the cost of the product of $2,184,829, the shipping costs of $119,897, the credit card processing fees of $62,737 and other miscellaneous costs of $12,750.

         General and administrative expenses for the year ended December 31, 2001 were $435,329 or 10.3% of revenues, compared to $308,449, or 12.4% of revenues, for the same period last year. During the year ended December 31, 2001, the major components of general and administrative expenses consisted of approximately $19,068 in advertising, $258,445 in payroll (including $150,800 in non-cash stock compensation), $36,794 in professional fees, $25,018 in rent, $21,686 in amortization and depreciation and $34,318 in miscellaneous other expenses. Included in general and administrative expenses during the same period last year were approximately $7,488 in advertising, $109,425 in payroll, $133,769 in professional fees (including $100,000 in non-cash stock compensation), $12,894 in rent, $5,415 in amortization and depreciation and $39,458 in miscellaneous other expenses.

         Cyco.net had a net loss for the year ended December 31, 2001 of $158,488 compared to a net loss of $218,189 for the same period last year. This improvement is due primarily to increased revenues in the current year compared to the prior year. In addition, during the prior year, Cyco.net realized a loss of $25,492 from the sale of securities it had acquired for a cost of $50,000.

FINANCIAL RESOURCES AND LIQUIDITY

         For the three months ended March 31, 2002, cash provided by operations was $6,647 and cash used in investing activities was $8,000. This resulted in a net decrease in cash of $1,353 for the three months ended March 31, 2002. Cash used in operations consisted mainly of a net loss of $11,382 and an increase in inventory of $12,156, which was partially offset by amortization and depreciation expenses of $6,706, a decrease in receivables of $16,657 and an increase in accounts payable and accrued expenses of $6,135. Cash used in investing activities consisted mainly of fees incurred in the development of its Internet websites. As of March 31, 2002, Cyco.net had cash-on-hand of $3,866.

         Since January 1, 2001, Cyco.net has been able to meet its cash needs solely through the sales of cigarettes. Cyco.net expects to experience an increase in its product sales that will be sufficient to meet its current operating expenses and without factoring in any spending to enhance growth.
However, Cyco.net will need to raise additional capital to finance growth, including locating new facilities to ship product, launching an affiliate program, advertising, enhancing its website and hiring additional employees. Such capital is expected to come from the sale of securities, including the sale of common stock under the Equity Line of Credit, Cyco.net does not have any commitments for financing.

         Pursuant to the Equity Line of Credit, Cyco.net may, at its discretion for up to 2 years, periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5.0 million. If Cyco.net requests an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. will purchase shares of common stock for 82% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell Capital Partners, L.P. intends to sell any shares purchased under the Equity Line of Credit at the market price. The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon Cyco.net registering the shares of common stock with the Securities and Exchange Commission. Cyco.net filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission on September 13, 2001. The Registration Statement is currently pending before the Securities and Exchange Commission.


RECENT SALES OF UNREGISTERED SECURITIES

         In August 2001, Cyco.net entered into the Equity Line of Credit Agreement with Cornell Capital Partners, L.P. pursuant to which it may issue up to 40,000,000 shares of common stock at an 18% discount to the prevailing market price of the common stock. In August 2001, Cyco.net issued 500,000 shares of common stock to Persia Consulting Group for consulting services valued at $28,000 or $0.056 per share. Cyco.net also issued 50,000 shares of common stock to David Gonzalez for consulting services valued at $2,800 or $0.056 per share. Cyco.net issued options to Lynnette Budagher to purchase 750,000 shares of common stock at an exercise price of $0.06 per share.

         In April 2001, Cyco.net had the following equity transactions, all of which were valued at the fair market value of the common stock on the date of the transaction:


         o Cyco.net issued 3,500,000 shares of common stock valued at $105,000, one-half to Richard Urrea and one-half to Daniel Urrea.

         o Cyco.net issued 500,000 shares of common stock valued at $15,000 to Brent Wolford as compensation for enhancements made to its website.


         During the year ended December 31, 2000, Cyco.net issued 1,036,000 shares of its $0.001 par value common stock to various individuals in exchange for services valued at $103,600. These shares were issued as follows: 30,000 shares for consulting services valued at $3,000 to Insiderstreet.com, 1,000,000 shares for legal services valued at $100,000 to Con Queso, LLC and 6,000 shares for electrical work valued at $600 to John J. Barnaba, Jr. The Company also issued 250,000 shares of its $0.001 par value common stock to Ryan S. Diederich in exchange for the acquisition of a web site valued at $25,000.

         During the year ended December 31, 2000, Cyco.net issued 720,000 shares of its $0.001 par value common stock to various investors for cash aggregating $62,000. These shares were issued as follows: Edward R. Fittipaldi purchased 20,000 shares for $2,000; Patrick L. Kinsella purchased 50,000 shares for $5,000; Aztec Trust purchased 50,000 shares for $5,000; Robert P. Tinnin purchased 100,000 for $10,000; Jerry D. Richardson purchased 50,000 shares for $5,000; Dennis R. Snyder purchased 100,000 for $10,000; John T. Badal purchased 100,000 shares for $10,000; Danny Deaver purchased 200,000 shares for $10,000; and Doug Fenton purchased 50,000 shares for $5,000.

         During the period from August 1999 through December 1999, Cyco.net issued 620,000 shares of its $0.001 par value common stock for cash aggregating $45,000 and a receivable of $15,000. The receivable was collected during January 2000. These shares were issued as follows: Bobbie A. Love purchased 50,000 shares for $10,000; John O. Harry purchased 20,000 for $10,000; Brenden T. Riccobene purchased 200,000 shares for $10,000; Dennis Chavez purchased 200,000 shares for $15,000; and Don Rehm purchased 150,000 shares in exchange for a $15,000 payable in January 2000.

         During July 1999, Cyco.net issued 2,909,219 shares of its $0.001 par value common stock in conjunction with a recapitalization. These shares were issued as follows:

       Name                  #of shares    Name                   # of shares
       ----                  ----------    ----                   -----------
Henri Hornby                 1,068,000     E-2 Brokers                137,000
Pacific Paragon Investments     53,000     Neil F. Hornby             100,000
Gene Klawetter                 763,000     KKG Capital                100,000
Jim Betner                     261,000     Ferris Peery                40,000
George Sullivan                160,000     Olympic Capital Group       31,000
David Evans                     57,000     Various                     39,219
Dan Smith                      100,000

         During the period from May 1999 through July 1999, Cyco.net issued 977,600 shares of its $0.001 par value common stock for cash aggregating $42,000. These shares were issued as follows: Max Sonnenberg purchased 104,000 shares for $5,000; Larry Minarsich purchased 208,000 shares for $10,000; Doug Fenton purchased 41,600 shares for $2,000; Daniel Behles purchased 104,000 shares for $5,000; Charles Elias and Joseph Elias purchased 104,000 shares for $5,000; Dennis Chavez purchased 208,000 shares for $10,000; and Con Queso, LLC purchased 208,000 shares for $5,000. In addition, during the period from May 199 through July 1999, Cyco.net issued 457,600 shares of its $.001 par value common stock to various individuals in exchange for services valued at $18,500. These shares were issued as follows: Con Queso, LLC received 145,000 shares for legal services valued at $3,500; Leon Palmisano received 208,000 shares for consulting valued at $10,000; and Paul Roney received 104,000 shares for aid in fund raising valued at $5,000.

         At inception, during January 1999, Cyco.net issued 14,976,000 shares of common stock for services valued at $7,200, which management believes is the fair market value of the services provided. These shares were issued as follows:


       Name                  #of shares    Name                   # of shares
       ----                  ----------    ----                   -----------
Franciso Urrea, Jr.          2,496,000     Nunzio DeSantis Family
Pacific Paragon Investments  2,496,000      Trust                   2,496,000
MAU, LLC                     2,496,000     Brent Wolford            2,080,000
Daniel Urrea                 2,496,000     Trey Urrea                 416,000

         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Cyco.net so as to make an informed investment decision. More specifically, Cyco.net had a reasonable basis to believe that each purchaser was either an "accredited investor" as defined in Regulation D of the 1933 Act or otherwise had the requisite sophistication to make an investment in Cyco.net's common stock.

RECENT ACCOUNTING PRONOUNCEMENTS


         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements and is effective in the Company's fourth quarter of 2000. The implementation of SAB 101 did not have an impact on the Company's operating results.


         In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on its financial statements.

         In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

         In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

                             DESCRIPTION OF BUSINESS


                                     PART I


ITEM 1.  DESCRIPTION OF BUSINESS

OVERVIEW

         Cyco.net, Inc. is the successor corporation to AVE, Inc. Cyco.net is an e-commerce business. The main web site is in the form of an "e" zine, similar to a magazine except that it is only available on-line. The web site is
www.cyco.net. It currently has two fully operational ancillary sites, cycocigs.com and aabakismokes.com, which are in the market of selling cigarettes on-line. We have also registered the sites of digidarkroom.com, and cyconet.com, and psychocigs.com, which sends viewers to cycocigs.com.

CORE BUSINESS

         Cyco.net, Inc. was established in January 1999 to develop a network of web based companies. These companies are centered around a central web site called Cyco.net (www.cyco.net).

         The revenue producing web sites are Cycocigs.com and Aabakismokes.com. In November 1999, we opened our first e-commerce web site. The site, www.cycocigs.com, sells cigarettes over the Internet. In March 2000, we opened our second e-commerce web site. The site, Aabakismokes.com, also sells cigarettes over the Internet. The name, Asbakismokes.com, provides favorable placement in guides that list companies or web sites in alphabetical order. New Mexico state laws allows us to sell out of state without paying the state excise tax on cigarettes, thus enabling us to provide customers with their favorite name brand cigarettes at discounted prices.

         The first page of each web site provides a pull down menu listing all available brands of cigarettes. Once a brand is selected, obtainable styles are listed. From there the customer places desired cigarettes into a shopping cart that details total quantities ordered, unit costs, shipping charges, and the total cost of the order. This page also provides an opportunity to place additional orders, and continually scheduled shipments to the customer. To complete the order, customers enter a secure site to provide form of payment.

         The site accepts Visa, MasterCard, Discover Card, and American Express. With credit card orders, we are paid when the order is shipped. We are generally able to verify a customer's age because credit card holders must be 18 years old. Any credit cards issued to minors must be co-signed by a parent or guardian who receives monthly itemized statements. In questionable cases, we will require photo identification to be supplied by facsimile.

         Customers must agree to the following terms of sale to complete their order:

         o Billing address must be used as shipping address to verify the age of recipient.

         o Billing addresses outside the United States or within the state of New Mexico are prohibited.

         o  Purchaser must be 18 years of age.

         o  Purchaser agrees not to resell or retail any part of their order.

         o  Limit of 10 cartons per customer per order.

         These terms are listed in several places, as well as on the final checkout page.

         Orders placed Sunday afternoon through Thursday before 11:00 a.m., Mountain Standard Time, are shipped the next business day. Orders received Thursday evening through Sunday morning are shipped on Monday. All orders are shipped by United States Postal Service 2-3 day priority mail.

CYCO.NET

         Our Cyco.net web site provides a lighthearted destination that presents the Internet to individuals through quick wit, interesting links and other standard Internet offerings (I.E., stock quotes, horoscopes, etc.). The goal of this site is to provide the Internet user with a starting point for their daily excursions into the World Wide Web. It is intended to put some of the most interesting of the millions of sites on the web at site visitors' fingertips. The focus is to provide a virtual atmosphere of sophistication, intelligence and cunning quips.

         The site is formatted as a weekly, soon to be daily, magazine or "e-zine". Content varies according to the weekly topic - I.E., interviews, short comical lists, photographs and stories. Topics vary, and can consist of anything from contemporary entertainment venues, travel destinations, fashions, sports or financial markets. The goal is to provide the user information across a wide range of interests, with striking and informative links relating to the current topic.

         The home page consists of a photograph reflecting the current topic. Superimposed on the photograph are links to various sites on the Internet. Links are of three types. First, there are standard links provided by most every launch site, including news, horoscopes and stock quotes. These links are provided for the convenience of the viewer, and are not considered the main draw of the site.

         Second, there are the temporary, topic specific links. Temporary links relate directly to the topic and will change accordingly. Examples of these links include historical and cultural information, available activities, photographs, travel information or discussion groups. For example, when the topic was the Taj Mahal, the site linked to an Intel site that had a virtual tour of the structure, a short history of the Taj Mahal, picture galleries and information of the surrounding area. Effort is made to provide viewers instant and concise information they might not search for on their own.

         Lastly, there are the topic specific e-commerce links. These links take the viewer to sites that provide products and services directly related to the current subject. The site will provide links to vendors like Amazon.com, where the viewer can buy a book for more information, or to Abercrombie & Kent, a travel web site, in order to purchase an airline ticket or book a cruise on a ship.

         In  effort  to  attract  loyal  viewers,   Cyco.net  does  not  require
registration information or fees to access the site. We believe such barriers inhibit an in-depth use of the site.

         Cyco.net will focus on maximizing the number of hits or visitors a day. As more and more customers visit Cyco.net, we intend to position ourself to take advantage of the audience that Cyco.net is attracting. We intend to accomplish this by building e-businesses, which will sell products and services to the Cyco.net visitors. Every Cyco.net visitor is a potential customer for many products and services that will be provided by the site or affiliates and advertisers.

         In the future, we intend to seek revenue through advertising on the Cyco.net site. To date, we have not had any revenue from advertising. No assurance can be given that any arrangements will be established, or that, if established, the marketing and operating arrangements proposed to be utilized by us can be successfully implemented.

         We see an advantage in targeting the tobacco and spirits companies as our major advertisers. With regard to the tobacco and spirits companies, these advertisers are quickly losing their current mediums, including billboard advertisements and as major sports sponsors. The only current advertising medium in the United States for the Tobacco and Spirit industries are print ads and the Internet. Many of the larger Internet sites, like Yahoo, do not accept advertising from tobacco and spirit companies because of the unhealthy stigma associated with these products. Tobacco and spirit companies are shunned by current major Internet operators, which we believe leaves significant amounts of advertising dollars on the table. Cyco.net hopes to, one day, be able to capitalize on these advertising dollars. Investors should be aware, however, of the rising anti-alcohol and tobacco sentiment in the United States. This sentiment may cause some Internet users to ban or boycott companies that promote products from these industries, including Cyco.net. Further, this sentiment may cause advertisers outside the tobacco and spirits industries to avoid advertising with companies that promote these products.

         Cyco.net  has  affiliated   itself  via  links,   with  several  larger
e-commerce sites such as Amazon.com, Lobster.net and Tavalo.com. Being an affiliate entitles us to a commission on sales derived from visitors of Cyco.net. If a user goes to Amazon.com, from the link on Cyco.net, and makes a purchase, then we are entitled to a percentage of that sale. At this time, no revenues have been realized from any affiliate programs. Such affiliate programs are not unique to Cyco.net. Currently Amazon.com has over 500,000 affiliates.

KEY MARKET

         Cyco.net's primary business is the retail sale of cigarettes over the Internet. Our key market is the United States, excluding New Mexico. New Mexico law would require Cyco.net to pay a state excise tax on the sale of cigarettes if Cyco.net sold cigarettes to residents of New Mexico. To help keep the cost of our cigarettes as low as possible, Cyco.net does not sell cigarettes to such residents. At the present time, Cyco.net does not expect to expand into geographic regions outside the United States. Instead, Cyco.net will attempt to expand its customer base in the United States by attempting to keep the prices of our cigarettes as low as possible.

SOURCES OF SUPPLY

         Cyco.net sources it products primarily from wholesalers. Cigarettes are widely available from many sources, and Cyco.net could readily establish new sources of supply if it could not obtain cigarettes from its current suppliers. Because Cyco.net competes primarily on price, along with convenience, Cyco.net attempts to source its product for the lowest possible cost and to pass any savings on to its customers. Some of our competitors are able to source product at lower prices than us because of discounts they receive for selling a high volume of cigarettes and promotions given to traditional retailers by cigarette manufacturers. To date, Cyco.net has not been given an opportunity to participate in these promotions because manufacturers have not permitted on-line retailers like Cyco.net from participating in them.

INDUSTRY

         Cyco.net operates in the on-line segment of the cigarette industry. The cigarette industry's total shipments in the United States are set forth below:

                            UNITS SHIPPED     % INCREASE/
            YEAR           (IN BILLIONS)      % (DECREASE)
            2000                419.8              0.1
            1999                419.3            (0.9)
            1998                460.8              ---

         According to the industry leader, Philip Morris, the 0.1% increase in the U.S. industry's cigarette shipments in 2000 was primarily attributable to wholesalers' decisions to rebuild inventories after the January 1, 2000 federal excise tax increase. Philip Morris estimates that, after adjusting for this and other factors, U.S. industry volume declined approximately 1.0% to 2.0% in 2000. Cyco.net expects the U.S. industry volume to continue a gradual decline for the next several years. Cyco.net believes this decline is primarily attributable to a rising anti-smoking sentiment in the U.S., along with higher excise and other taxes on cigarettes. Cyco.net is not aware of any available sources regarding the size of the on-line segment of the cigarette industry. Cyco.net believes, however, that on-line sales comprise a small fraction of the overall industry.

COMPETITION

         Retail sales of cigarettes is a highly competitive business. Competitors include grocery stores, mass-marketers, convenience stores, drug stores, e-tailers and other retail outlets. Many of our competitors have substantially greater resources than us and sell a significantly higher volume of cigarettes. As a result of this higher volume and manufacturer promotions that Cyco.net is excluded from participating in, our competitors can source their product for a lower cost than us. Many of these same competitors, however, have substantially more overhead than us, such as store fronts, cashiers, fixtures, etc. As a result, Cyco.net can typically sell its cigarettes for less than many of our competitors. Accordingly, our customers are attracted to us based primarily on price and convenience. There are no substantial barriers to prevent our competitors, or start-up entities, from selling cigarettes over the Internet. Currently, Cyco.net is aware of several hundred on-line businesses that sell cigarettes over the Internet.

         As discussed above, many of our competitors receive buy-down promotions that lower the prices of cigarettes purchased by our competitors. A buy-down promotion involves the payment of a rebate to the retailer, who then reduces the retail price of its cigarettes. To date, cigarette suppliers have refused to allow Cyco.net to participate in these buy-down promotions. As a result, the price Cyco.net pays for its cigarettes may be higher than many of its competitors. Cyco.net continues to try to obtain buy-down promotions from its suppliers but has been unsuccessful so far. Cyco.net's ability to obtain buy-down promotions prevents Cyco.net from offering its products for the lowest possible prices.

GROWTH

         As indicated above, the cigarette industry in the United States has declined in recent years due to anti-smoking sentiments and higher taxes. Cyco.net is not aware of any available sources regarding the size or growth prospects of on-line cigarette sales.

         Cyco.net, however, expects the U.S. cigarette industry to continue a gradual decline for the next several years and believes that on-line sales of cigarettes may gain a greater portion of retail cigarette sales due to lower prices and convenience than that offered by other outlets. In addition, Cyco.net can provide customers with many cigarette brands that are not available at their local retail outlet due to limited shelf space.

GOVERNMENT REGULATION

         EXCISE TAXES

         Cigarettes are generally subject to substantial federal, state and local excise taxes in the United States. The Quil ruling by the U.S. Supreme Court states that a state cannot place undue burden on a company that does not have physical operations in that state. In addition, a moratorium has been placed on taxing internet sales for at least 2 more years. Cyco.net believes that there is reasonable uncertainty over the applicability of these taxes on its on-line sales of cigarettes and therefore, does not collect or remit excise taxes (or other taxes) on its sales. If Cyco.net were required to collect and remit such taxes, then the prices of our cigarettes would increase. This could harm our sales because our customers are price sensitive. Accordingly, our sales would be adversely affected by increases to the price of our cigarettes. The federal excise tax on cigarettes is currently $0.39 per pack of 20 cigarettes. When combined with state and local taxes, taxes may be as high as $1.87 per pack.

         SALES TAXES

         Cyco.net does not collect or remit state sales or other taxes on the sale of cigarettes. Cyco.net does not believe that it has sufficient business contacts in one or more states to require it to collect and remit state sales or other taxes. If Cyco.net is required to collect sales taxes, then Cyco.net would need to update its computer systems to calculate the appropriate sales tax for each customer order and to remit such taxes to the appropriate governmental agencies. Moreover, in recent years, state governments have aggressively attempted to collect sales taxes from out-of-state companies. These actions are expensive to defend, regardless of the final outcome. To date, Cyco.net has not been subject to any such actions.

         OTHER REGULATIONS

         Reports with respect to the health risks of cigarette smoking have been publicized for many years, and the sale, promotion and use of cigarettes continue to be subject to increasing governmental regulation. Recently, several bills have been proposed in Congress that would, to varying degrees, give the Food and Drug Administration authority to regulate tobacco products. Any of these bills could result in substantial regulation of cigarettes. The outcome of these bills cannot be predicted.

EMPLOYEES


         Cyco.net, Inc. currently has three full-time employees and two part time employees.


COMPANY HISTORY

         Cyco.net is the successor to Deluxe Onyx Company, a company incorporated in 1921 and which produced motion pictures. In 1987, Deluxe Onyx Company changed to Walsh Communications Group, Inc and moved its domicile to Nevada. On May 4, 1990, its name was changed to AVE, Inc. AVE, Inc. was inactive from 1990 to April 1997 when it began to seek to acquire an operating business. In December 1997, AVE, Inc. acquired Digital Manufacturing Inc. in a reverse merger. Digital Manufacturing Inc. produced an antenna that could be re-engineered to operate in the home satellite frequency spectrum. In February 1999, AVE, Inc. sold its antenna business.

         On July 22, 1999, AVE, Inc. acquired Cyco.net, Inc. of Albuquerque, New Mexico in a transaction accounted for as a recapitalization of Cyco.net, Inc. Cyco.net was established in December 1998 to develop a network of web-based companies. Under the terms of the agreement, AVE, Inc. changed its name to Cyco.net, Inc. Mr. R. Gene Klawetter, former Chairman and CEO of AVE, Inc. became a director of Cyco.net, Inc. George Sullivan, former AVE Vice President of Operations resigned, as did Henri Hornby, former Director of AVE, Inc. In the transaction, Cyco.net, Inc. shareholders received 2.08 shares of AVE (now Cyco.net) for each share of Cyco.net, Inc. stock. This provided the former AVE shareholders with 15% ownership interest in the surviving company and Cyco.net shareholders with 85% ownership interest of the surviving company.

                                   MANAGEMENT

         Cyco.net's present directors and executive officers are as follows:

         NAME                     AGE      POSITION
         ----                     ---      --------
         Richard Urrea            36       Chief Executive Officer and President
         Daniel Urrea             29       Chief Financial Officer
         Brent Wolford            24       Chief Technical Officer
         Matthew Urrea            33       Chief Counsel
         Francisco Urrea, Jr.     71       Director

         The following is a brief description of the background of the directors and executive officers of Cyco.net.

         RICHARD URREA served as President of Sycom International, Inc. from 1997 to 1999. Sycom is a data communications company. Mr. Urrea led the company from start up through national marketing plan and implementation of its manufacturing plan. The company currently manufactures its products and markets them throughout the U.S. and is in the process expanding into foreign markets. From 1996 to 1997, Mr. Urrea was President of Klaire International Ltd., an export company distributing automotive parts in Mexico. From 1995-1996, Mr. Urrea served as the managing member of Toltec Fruit, L.C. a limited liability company involved in the importation of fruit into the United States from Mexico and South America. From 1993 to 1995, Mr. Urrea worked on the development and marketing plan for Septima Enterprises Inc. From 1991 to 1993, Mr. Urrea managed the Albuquerque Office of White Discount Securities. In 1990, Mr. Urrea was contract administrator for Foresight, Inc., an Albuquerque, laser-optics, government contractor. In 1989, Mr. Urrea served as marketing director for HDI System, Inc. where he devised and implemented an international marketing plan for an ignition system for marine application. In 1985 and 1986, Mr. Urrea owned and operated Shannon Euro Motorcars, a European automobile importing and maintenance company. Mr. Urrea sold the business in 1986 to attend Baylor
University. Mr. Urrea received his Bachelor of Business Administration in Marketing and Business Broadcasting from Baylor University's Hankammer School of Business in 1989.

         FRANCISCO URREA, JR. was the founder of several public companies including Diagnostek, Inc., a prescription benefits management and hospital pharmacy management company (New York Stock Exchange), Nuclear Pharmacy Incorporated, a centralized radiopharmacuetical company servicing several hundred hospitals throughout the United States (NASDAQ), Summa Medical Corporation, a research and development company (American Stock Exchange), Septima Enterprises, Inc., a company that has developed a high voltage automotive ignition system (NASDAQ Bulletin Board) and Advanced Optics Electronics, Inc., a company developing a high-intensity, flat- panel display (NASDAQ Bulletin Board). Mr. Urrea served as Chairman of the Board of Directors of Nuclear Pharmacy Incorporated from 1974 until 1982. Mr. Urrea served as Chairman of the Board of Summa Medical Corporation from 1978 until 1990, as President from 1978 through April 1982 and as President again from October 1986 through February 1990. Mr. Urrea served as Chairman of the Board of Directors of Diagnostek from 1983 through 1985. Mr. Urrea also was a director of Septima Enterprises and served as president from 1988 through 1992. Mr. Urrea has served as Vice Chairman of the New Mexico State Investment Council, Chairman of the New Mexico Game and Fish Department, Commissioner of the New Mexico State Racing Commission, Member of the New Mexico Industrial Development Commission, Member of the New Mexico Foreign Trade and Investment Council, and Member of the United States Department of Commerce's Biotechnology Advisory Committee. Mr. Urrea graduated from Saint Mary's High School in 1949 after which he served two years in the United States Navy during the Korean War. He is currently Chairman of the Board of Directors of Klaire International, Ltd., a company holding the exclusive distribution rights in Mexico for a patented automotive ignition product developed in the United States by Septima Enterprises, Inc.

         DANIEL URREA has been associated with the Cyco.net since inception in January 1999. Prior to his involvement with the Cyco.net, Mr. Urrea worked with Sycom International, manufacturer and distributor of Radio Telemetry Units. During that time Mr. Urrea was responsible for the maintenance of the accounting records for the company, and was instrumental in the development of the company's business plan. Before this, Mr. Urrea worked for Klaire International, an exporter of automotive accessories to Mexico, in the same capacity. From January 1996 thorough August 1996 Mr. Urrea worked with Equinox International, an international marketing and distribution company, where he was involved in sales and talent recruiting activities. In the Spring of 1995, Mr. Urrea received a Bachelors in Business Administration with a concentration in Finance from the Anderson Schools of Management at the University of New Mexico. Mr. Urrea has also spent several months out of the country where he studied business and other cultures.

         BRENT WOLFORD has been involved in Cyco.net since inception, and is in charge of Web page design and maintenance. Mr. Wolford will graduate from the University of New Mexico with a Major in Computer Science, and a Minor in Business Management. He is literate in all major operating systems including DOS 6.2, Macintosh OS8, UN*X, and Windows 95/98/NT, and has extensive experience with several applications including Microsoft Office + Frontpage, Adobe Photoshop + Pagemaker, Alias Wavefront, Bryce 3D and many more. Before becoming involved with Cyco.net, Mr. Wolford built and continues to maintain several Web Sites including the Dartmouth Street Gallery (http://www.dsg-art.com), Mortgage Internet Technologies (http://www.vlender.com), and Digital Skunk Bud Productions (http://www.dsbp.cx).

         MATTHEW URREA is a tax lawyer with a private law practice in Albuquerque, New Mexico. He received his Master of Laws in Taxation from New York University School of Law (May 1993), his Juris Doctor from the University of New Mexico School of Law (May 1992), and his Bachelors of Business Administration in Finance from the University of New Mexico's Anderson School of Management (May 1989). From 1993 until April 1996, Mr. Urrea was an associate with the law firm of Miller, Stratvert, Torgerson & Schlenker, P.A. in Albuquerque, New Mexico where he practiced primarily in the area of taxation, including individual, estate and business tax planning, business entity formation, mergers, sales, acquisitions and reorganizations of business entities, international tax planning, and like-kind exchanges. Mr. Urrea has lectured before professional and civic groups on various tax subjects and is a member of the New Mexico, American, and Albuquerque Bar Associations.

Family Relationships

         Richard Urrea, our President and Chief Executive Officer, is the son of Francisco Urrea, Jr., one of our Directors, and the brother of Daniel Urrea, our Chief Financial Officer, and Matthew Urrea, our Chief Counsel.

ITEM 10.  EXECUTIVE COMPENSATION

         The following table shows all the cash compensation paid by Cyco.net, as well as certain other compensation paid or accrued, during the fiscal years ended December 31, 2001, 2000 and 1999 to Cyco.net's three highest paid executive officers. No salaries were paid prior to 1999. No restricted stock awards, long-term incentive plan payouts or other types of compensation, other than the compensation identified in the chart below, were paid to these executive officers during these fiscal years. Except as indicated below, no executive officer earned a total annual salary and bonus for any of these years in excess of $100,000.


                                          ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                               --------------------------------------------    ---------------------------------
                                                                                       AWARDS           PAYOUTS
                                                                               ---------------------  ----------
                                                                  OTHER        RESTRICTED
                                                                  ANNUAL         STOCK      OPTIONS/     LTIP      ALL OTHER
NAME AND                                 SALARY     BONUS      COMPENSATION     AWARD(S)      SARS      PAYOUTS   COMPENSATION
                                         ------     -----      ------------     --------      ----      -------   ------------
PRINCIPAL POSITION              YEAR       ($)       ($)           ($)            ($)          (#)        ($)         ($)
------------------              ----       ---       ---           ---            ---          ---        ---         ---


Richard Urrea,                   2001      $75,600      --            --       $52,500(1)       --        --             --
Chief Executive Officer          2000      $70,999      --            --            --)         --        --             --
and President                    1999      $28,666      --            --            --          --        --             --

Daniel Urrea,                    2001      $40,000      --            --       $52,500(1)       --        --             --
Chief Financial Officer          2000      $29,999      --            --            --)         --        --             --
                                 1999      $10,000      --            --            --          --        --             --

Brent Wolford,                   2001      $24,000      --            --       $15,000(1)       --        --             --
Chief Technical Officer          2000       $9,000      --            --             --         --        --             --
                                 1999       $7,000      --            --             --         --        --             --

---------------

(1)  These  represent  1,750,000  shares of common stock issued to each of Richard Urrea and Daniel Urrea and 500,000 shares issued to Brent Wolford.  These shares were valued at $0.03 per share on the date of grant.


                             DESCRIPTION OF PROPERTY

         Cyco.net operated from leased office space at 600 Central Avenue SW, 3rd floor, Albuquerque, New Mexico until August 2000. The lease was month to month. There are no outstanding obligations with regard to the lease. Cyco.net moved its business operations to 4201 G. Yale Boulevard, NE, Albuquerque, NM 87107 effective August 2000. Cyco.net has a two year lease, with a basic monthly rental payment of $1,664 until August 2001, after which payments will increase to $1,703 per month for the remainder of the lease.


                                LEGAL PROCEEDINGS

         Cyco.net does not have any litigation proceedings pending against it.

                             PRINCIPAL STOCKHOLDERS

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF


         The following table sets forth, as of June 10, 2002, information with respect to the beneficial ownership of our common stock by (i) persons known by us to beneficially own more than five percent of the outstanding shares, (ii) each director, (iii) each executive officer and (iv) all directors and executive officers as a group.


                                                   COMMON STOCK
                                                BENEFICIALLY OWNED
                                      ------------------------------------------
NAME/ADDRESS                                NUMBER                   PERCENT(1)
-----------------------------------   ------------------------------------------

Richard Urrea                              4,246,000                   16.2%
600 Alcalde SW #4D
Albuquerque, NM 87104

Matthew Urrea                              2,496,000                    9.4%
2213 Matthew NW
Albuquerque, NM 87110

Daniel Urrea                               4,246,000                   16.2%
3009 Charleston NE
Albuquerque, NM 87110

Nunzio P De Santis                         2,496,000                    9.4%
600 Central Ave. S. W., 3rd Floor
Albuquerque, NM 87102

Francisco Urrea Jr.                        2,184,000                    8.2%
3009 Charleston NE
Albuquerque, NM 87110

Brent Wolford                              2,580,000                    9.7%
2601 Silver Avenue SE #8
Albuquerque, NM 87106

Con Queso, LLC(2)                          1,353,600                    5.1%
P.O. Box 7460
Albuquerque, NM 87194

Henri Hornby                               1,082,540                    4.1%
3653 Hemlock Court
Reno, NV 89509
All Officers and Directors                15,752,000                   59.4%


------------------------------------


(1) Applicable percentage of ownership is based on 26,496,419 shares of common stock outstanding as of June 10, 2002, together with applicable options for each shareholder. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of June 10, 2002, are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The common stock is the only outstanding class of equity securities of Cyco.net.


(2)      The individual who has beneficial ownership of these shares is Victoria
         Dever.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ITEM 12.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the years ended December 31, 2001 and 2000, Cyco.net paid Francisco Urrea Jr., $3,500 and $6,500 respectively for consulting and paid Brent Wolford $24,000 and $9,000 respectively for website consulting .

         At December 31, 2001, Cyco.net had a non-interest bearing loan to Daniel Urrea, our Chief Financial Officer, of $2,500.

         At December 31, 2001, Cyco.net had a non-interest bearing loan to Richard Urrea, our Chief Executive Officer and President, of $16,900. In addition, in the second and third quarters of 1999, Cyco.net extended a non-interest bearing loan of $11,700 to Richard Urrea, our Chief Executive Officer and President. In December 2000, Richard Urrea repaid $6,400 of this loan.


         In February 2001, Cyco.net granted a total of 4,000,000 shares of common stock, consisting of 1,750,000 shares to Richard Urrea, our Chief Executive Officer and President; 1,750,000 shares to Daniel Urrea, our Chief
Financial Officer; and 500,000 shares to Brent Wolford, our Chief Technical Officer. These shares were issued as bonus compensation. On the date of grant, the shares were valued at $0.03 per share or a total of $120,000.


         In December 1999, Cyco.net borrowed $18,000 from Francisco Urrea, a director of Cyco.net. This loan accrued interest at 7% per year and was repaid in June 2000.

                MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
                   COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

         Cyco.net's common stock has been quoted on the Over-the-Counter Bulletin Board maintained by the NASD under the symbol "CYKE."

         The following table sets forth the range of high and low bid quotations for each calendar quarter for Cyco.net's common stock for the prior three years.

                                                        BID PRICE PER SHARE
                                                 -------------------------------
                                                     HIGH                  LOW
                                                 -------------------------------
      January 4, 1999 - March 31, 1999             $0.8125              $0.1563
      April 1, 1999 - June 30, 1999                $0.7188              $0.1250
      July 1, 1999 - September 30, 1999            $0.7813              $0.2000
      October 1, 1999 - December 31, 1999          $0.1500              $0.0200

      January 3, 2000 - March 31, 2000             $0.6000              $0.1250
      April 3, 2000 - June 30, 2000                $0.1800              $0.1000
      July 3, 2000 - September 29, 2000            $0.1300              $0.1000
      October 2, 2000 - December 29, 2000          $0.1000              $0.1000

      January 2, 2001 - March 30, 2001             $0.1000              $0.0200
      April 2, 2001 - June 29, 2001                $0.1200              $0.0200
      July 2, 2001 - September 28, 2001            $0.1200              $0.0600
      October 1, 2001 - December 31, 2001          $0.1000              $0.0600


      January 2, 2002 - March 29, 2002             $0.0600              $0.0400


         The above  prices  were  obtained  from  Nasdaq,  Inc.  The  quotations
represent  inter-dealer   quotations,   without  retail  mark-up,   markdown  or
commission, and may not necessarily represent actual transactions.

         As of March 18, 2002, Cyco.net believes there were approximately 509 holders of record of our common stock.

         We have not paid dividends in the past on any class of stock and we do not anticipate paying dividends in the foreseeable future.

                            DESCRIPTION OF SECURITIES

CAPITAL STOCK


         The authorized capital stock of Cyco.net consists of 100,000,000 shares of common stock, par value $0.001 per share. As of June 10, 2002, we had 26,496,419 shares of our common stock outstanding. In addition, there are 1,350,000 options to purchase common stock outstanding. We may issue up to 40,000,000 shares of common stock over 24 months pursuant to the Equity Line of Credit. The following description is a summary of the capital stock of Cyco.net and contains the material terms of the capital stock. Additional information can be found in Cyco.net's Articles of Incorporation and Bylaws.


         COMMON STOCK. Each share of common stock entitles the holder to one vote on each matter submitted to a vote of our stockholders, including the election of directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, stockholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Stockholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of Cyco.net, stockholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

LIMITATION OF LIABILITY:  INDEMNIFICATION

         Our Bylaws include an indemnification provision under which we have agreed to indemnify directors and officers of Cyco.net to fullest extent possible from and against any and all claims of any type arising from or related to future acts or omissions as a director or officer of Cyco.net.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Cyco.net pursuant to the foregoing, or otherwise, Cyco.net has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION

         AUTHORIZED AND UNISSUED STOCK. The authorized but unissued shares of our common and preferred stock are available for future issuance without our shareholders' approval. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of Cyco.net that may otherwise be beneficial to shareholders by diluting the shares held by a potential suitor or issuing shares to a shareholder that will vote in accordance with Cyco.net's Board of Directors' desires. A takeover may be beneficial to shareholders because, among other reasons, a potential suitor may offer shareholders a premium for their shares of stock compared to the then-existing market price.

                                     EXPERTS

         The financial statements for the years ended December 31, 2001 and 2000 included in the Prospectus have been audited by Stark Tinter & Associates, LLC now known as Stark Winter Schenkein & Co., LLP, independent certified public accountants to the extent and for the periods set forth in their report (which contains an explanatory paragraph regarding Cyco.net's ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for us by Kirkpatrick & Lockhart LLP, Miami, Florida.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                                 CYCO.NET, INC.
                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2002
---------------------------------------------------------

Consolidated Balance Sheet (unaudited)                                       F-2

Consolidated Statements of Operations (unaudited)                            F-3

Consolidated Statements of Cash Flows (unaudited)                            F-4

Notes to Consolidated Financial Statements (unaudited)                       F-5

FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2001
---------------------------------------------------------

Report of Independent Auditors                                               F-6

Consolidated Balance Sheet                                                   F-7

Consolidated Statements of Operations                                        F-8

Consolidated Statements of Changes in Stockholders' Equity (Deficit)         F-9

Consolidated Statements of Cash Flows                                       F-10

Notes to Consolidated Financial Statements                             F-11-F-17

                                 CYCO.NET, INC.
                           CONSOLIDATED BALANCE SHEET
                                  (unaudited)
                                 March 31, 2002


CURRENT ASSETS                                             ASSETS
 Cash                                                   $    3,866
 Receivables                                                15,340
 Inventory                                                  21,421
                                                        -----------
  Total current assets                                      40,627
                                                        -----------

PROPERTY AND EQUIPMENT, net of
 accumulated depreciation of $1,721                          4,003
                                                        -----------

OTHER ASSETS
 Deferred offering costs                                    85,183
 Intangible assets - Domain name and website,
  net of accumulated amortization of $32,087                34,913
 Other receivables - related parties                        24,706
  Deposit                                                    1,905
                                                        -----------
                                                           146,707
                                                        -----------

                                                        $  191,337
                                                        ===========

                                LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
 Accounts payable and accrued expenses                  $  203,234
 Accounts payable - related party                            1,000
                                                        -----------
  Total current liabilities                                204,234
                                                        -----------


STOCKHOLDERS' (DEFICIT)
 Common Stock, $0.001 par value,
  100,000,000 shares authorized,
  26,496,419 issued and outstanding                         26,496
 Additional paid in capital                                489,109
 Accumulated (deficit)                                    (528,502)
                                                        -----------
                                                           (12,897)
                                                        -----------
                                                        $  191,337
                                                        -----------


         The accompanying notes are an integral part of the consolidated financial statements.

                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                Three Months Ended March 31,
                                             -----------------------------------
                                                 2002                   2001
                                                 ----                   ----

Revenues, net                                $ 1,056,854          $     933,646
Cost of goods sold
     Product                                     887,608                808,627
     Shipping                                     59,543                 52,094
     Credit card processing                       26,468                 27,346
     Other                                           892                  1,301
                                             --------------       --------------
                                                 974,511                889,368
                                             --------------       --------------

Gross profit                                      82,343                 44,278

General and administrative expenses               93,527                129,684
                                             --------------       --------------

(Loss) from operations                           (11,184)               (85,406)
                                             --------------       --------------

Other income (expense)
Interest expense                                    (198)                    (6)
                                             --------------       --------------

Net (loss)                                   $   (11,382)         $     (85,412)
                                             ==============       ==============

Per share information:
Net (loss) per common share
 (basic and diluted)                         $     (0.00)         $       (0.00)
                                             ==============       ==============


Weighted average shares outstanding
 (basic and diluted)                          26,496,419             23,368,641
                                             ==============       ==============



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (unaudited)

                                                                       THREE MONTHS ENDED
                                                                            MARCH 31,
                                                                ----------------------------------
                                                                      2002             2001
                                                                ----------------------------------
Cash flows from operating activities:
Net cash provided by (used in) operating activities:            $         6,647      $    (12,086)
                                                                ----------------    --------------

Cash flows from investing activities:
  Acquisition of intangible assets                                       (8,000)           (6,000)
  Acquisition of property and equipment                                       -            (1,046)
                                                                ----------------    --------------
    Net cash (used in) investing activities                              (8,000)           (7,046)
                                                                ----------------    --------------

Cash flows from financing activities                                         -                  -
                                                                ----------------    --------------
   Net increase (decrease) in cash                                       (1,353)          (19,132)
Beginning cash balance                                                    5,219            44,838
                                                                ----------------    --------------

Ending cash balance                                             $         3,866     $      25,706
                                                                ================    ==============

Supplemental Disclosure of Significant Non-Cash Financing
 and Investing Activities Common Stock issued in exchange
 for website enhancements                                       $             -     $      10,000
                                                                ================    ==============




        The accompanying notes are an integral part of the consolidated financial statements.


                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 2002

(1) BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the audited financial statements of the Company as of December 31, 2001 and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. Intercompany transactions and balances have been eliminated in consolidation.

(2) RECLASSIFICATIONS

Certain amounts from the three months ended March 31, 2001 financial statements have been reclassified to conform to current periods presentation.

(3) EARNINGS PER SHARE

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share." Basic earnings
(loss) per share is  calculated  by dividing  net income  (loss) by the weighted average number of common shares  outstanding  for the period.  Diluted  earnings
(loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered as their effect would be anti-dilutive.

(4) INVENTORY

Inventory is stated at the lower of cost or market, cost being determined on a first-in, first-out basis.

REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
Cyco.Net, Inc.


We have audited the accompanying consolidated balance sheet of Cyco.Net, Inc as of December 31, 2001, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the two years ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyco.Net, Inc. as of December 31, 2001, and the results of its operations, and its cash flows for each of the two years ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations and has working capital and stockholders' deficits. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark, Winter, Schenkein & Co, LLP

/s/ Stark, Winter, Schenkein & Co., LLP

Denver, Colorado
February 13, 2002

                                 CYCO.NET, INC.
                           CONSOLIDATED BALANCE SHEET
                                 DECEMBER 31, 2001


CURRENT ASSETS                                             ASSETS

 Cash                                                   $    5,219
 Receivables                                                31,996
 Inventory                                                   9,264
                                                        -----------
     Total current assets                                   46,479
                                                        -----------
PROPERTY AND EQUIPMENT, net of
 accumulated depreciation of $1,390                          4,335
                                                        -----------

OTHER ASSETS
 Deferred offering costs                                    80,581
 Intangible assets - Domain name and website,
  net of accumulated amortization of $25,712                33,288
 Other receivables - related parties                        24,706
  Deposit                                                    1,905
                                                        -----------
                                                           140,480
                                                        -----------

                                                        $  191,294
                                                        ===========

                                LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
 Accounts payable and accrued expenses                  $  191,808
 Accounts payable - related party                            1,000
                                                        -----------
                                                           192,808
                                                        -----------


STOCKHOLDERS' (DEFICIT)
 Common Stock, $0.001 par value,
  100,000,000 shares authorized,
  26,496,419 issued and outstanding                         26,496
 Additional paid in capital                                489,109
 Accumulated (deficit)                                    (517,119)
                                                        -----------
                                                            (1,514)
                                                        -----------
                                                        $  191,294
                                                        ===========

         The accompanying notes are an integral part of the consolidated financial statements.

                                 CYCO.NET, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     Year ended December 31,
                                                 -------------------------------
                                                     2001             2000
                                                     ----             ----

Revenues                                        $    4,213,321  $     2,496,018
Cost of goods sold
  Product                                            3,572,456        2,184,829
  Shipping                                             234,167          119,897
  Credit card processing                               125,105           62,737
  Other                                                  4,599           12,750
                                                ---------------  ---------------
                                                     3,936,327        2,380,213
                                                ---------------  ---------------

Gross profit                                           276,994          115,805

General and administrative expenses                    435,329          308,449
                                                ---------------  ---------------

(Loss) from operations                                (158,335)        (192,644)
                                                --------------- ---------------

Other income (expense)
Interest expense                                          (153)             (53)
Loss on sale of savailable for sale securities               -          (25,492)
                                                --------------- ---------------
                                                          (153)         (25,545)
                                                --------------- ---------------

Net (loss)                                      $     (158,488) $      (218,189)
                                                ===============  ===============


Per share information:
Net (loss) per common share (basic and diluted) $        (0.01) $         (0.01)
                                                ===============  ===============

Weighted average shares outstanding (basic
  and diluted)                                      25,530,392       20,619,849
                                                ===============  ===============




          See accompanying notes to consolidated financial statements.



                                                      CYCO.NET, INC.
                                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)


                                            Common Stock       Additional                         Other
                                    -------------------------    Paid in      Accumulated     Comprehensive
                                      Shares       Amount        Capital       (Deficit)          (Loss)          Total
                                    -----------   ----------- -------------- --------------- -----------------  ------------

Balance at December 31, 1999         19,940,419     $  19,940    $  154,265    $   (140,442)     $   (42,188)    $  (8,425)

  Shares issued for cash at $.05
  per share                             200,000           200         9,800                -                -        10,000

  Shares issued for cash at $.10
  per share                             520,000           520        51,480                -                -        52,000

  Shares issued for services at
  $.10 per share                      1,036,000         1,036       102,564                -                -       103,600


  Shares issued in exchange for
  domain name at $.10 per share         250,000           250        24,750                -                -        25,000

  Change in unrealized net (loss)
  due to sale of securities                   -             -             -                -           42,188        42,188

  Net (loss) for the year ended,
  December 31, 2000                           -             -             -        (218,189)                -     (218,189)
                                    -----------   ----------- -------------- --------------- -----------------  ------------

Balance at December 31, 2000         21,946,419        21,946       342,859        (358,631)                -         6,174

  Shares issued for services at
  $.03 per share                      4,000,000         4,000       116,000                -                -       120,000

  Shares issued for services at
  $.06 per share                        550,000           550        30,250                -                -        30,800

  Net (loss) for the year ended,
  December 31, 2001                           -             -             -        (158,488)                -     (158,488)
                                    -----------   ----------- -------------- --------------- -----------------  ------------

Balance at December 31, 2001         26,496,419     $  26,496    $  489,109    $   (517,119)         $      -    $  (1,514)
                                    ===========   =========== ============== =============== =================  ============


                               See accompanying notes to consolidated financial statements.


                                 CYCO.NET, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEAR ENDED DECEMBER 31,
                                                   ---------------------------
Cash flows from operating activities:                2001               2000
                                                   -------------  -------------
Net (loss)                                         $ (158,488)    $  (218,189)
Adjustments to reconcile net (loss) to net
 cash (used in) operating activities
  Loss on sale of available for sale securities             -          25,492
  Amortization                                         20,504           5,208
  Depreciation                                          1,183             207
  Common stock issued for services                    150,800         103,600
Changes in assets and liabilities:
  Decrease (increase)in receivables                    38,381         (43,770)
  (Increase) in deferred offering costs                (3,488)         (4,719)
  (Increase) in deferred offering costs               (80,581)              -
  Decrease in deposit                                       -           2,295
  Increase in accounts payable and accrued
   expenses                                            28,908         108,062
                                                   -------------  -------------
      Net cash (used in) operating activities          (2,781)        (21,814)
                                                   -------------  -------------

Cash flows from investing activities:
  Proceeds from sale of available for sale
   securities                                               -          24,508
  Acquisition of intangible assets                    (34,000)              -
  Acquisition of property and equipment                (2,126)         (3,599)
                                                   -------------  -------------
      Net cash provided by (used in) investing
       activities                                     (36,126)         20,909
                                                   -------------  -------------

Cash flows from financing activities:
     Proceeds from stock issuance                           -          62,000
     (Decrease) in amounts due to related party          (712)        (41,994)
     Payment of subscription receivable                     -          15,000
                                                   -------------  -------------
         Net cash provided by (used in)
          financing activities                           (712)         35,006
                                                   -------------  -------------

         Net increase (decrease) in cash              (39,619)         34,101
Beginning cash balance                                 44,838          10,737
                                                   -------------  -------------

Ending cash balance                                $    5,219     $    44,838
                                                   =============  =============

Supplemental cash flow information:
Cash paid for income taxes                         $        -     $         -
                                                   =============  =============
Cash paid for interest                             $      153     $        53
                                                   =============  =============
Supplemental Disclosure of Significant
 Non-Cash Financing and Investing
     Activities
Common stock issued in exchange for acquisition
  of domain name                                   $        -     $    25,000
                                                   =============  =============

          See accompanying notes to consolidated financial statements.

                                 CYCO.NET, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Cyco.Net, Inc. (the "Company") was incorporated on January 25, 1999 in the State of New Mexico. The Company's primary line of business is the sale of cigarettes through three websites to customers in the United States of America.

PRINCIPLES OF CONSOLIDATION

The consolidated  financial  statements  include the accounts of the Company and
its  wholly  owned  subsidiary.   All  significant   intercompany  accounts  and
transactions have been eliminated.

REVENUE RECOGNITION


The Company's sole source of revenue is the sale of cigarettes through their primary website (cyco.net), which has been designed as an "e-zine", and two ancillary websites (cycocigs.com and aabakismokes.com). The terms of sale are FOB shipping point and the Company records revenue from cigarette sales when product is shipped.

Outbound shipping charges to customers are included in revenues and amounted to $268,494 and $134,933 during 2001 and 2000, respectively.

Commissions related to saleS made through affiliated sites will be recognized upon notification from the affiliate that such revenues have been earned by the Company.

CREDIT CARD COSTS

The Company receives payment for their product via credit cards. Credit card costs are expensed in the period incurred. An allowance for chargebacks is also recorded at the time of remittance. To date chargebacks have not been significant.


DISCOUNT AND FEES RELATED TO THE EQUITY LINE OF CREDIT

The discount and any related fees on the shares issued pursuant to the equity line of credit described in Note 4 will be treated as though they were commissions and will be deducted from additional paid in capital at the time the shares are issued.

INVENTORY

Inventory, consisting of products available for sale, is stated at the lower of cost or market. Cost is determined on a first-in, first-out basis.

ADVERTISING

The Company expenses all costs of advertising as incurred. Advertising costs included in general and administrative expenses aggregated $19,068 in 2001 and $7,498 in 2000.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and cash equivalents, receivables and accounts payable and accrued expenses. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature, their carrying amounts approximate fair values, or they are receivable or payable on demand.

PROPERTY AND EQUIPMENT


Property and equipment, consisting of furniture and office equipment, is stated at cost and is being depreciated using the straight-line method over the estimated economic life of 5 years.


IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell. As of December 31, 2001 there were no such impairments.

NET (LOSS) PER COMMON SHARE

The Company follows Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). Basic earnings (loss) per common share ("EPS") calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

INTANGIBLES

Product and website development costs incurred in developing the Company's website are accounted for in accordance with Statement of Position (SOP) 98-1, "Accounting for the Costs to Develop or Obtain Software for Internal Use". Product and website development costs include amounts incurred by the Company to develop, enhance, manage, monitor and operate the Company's website. External direct costs of materials and services consumed in developing or obtaining internal-use computer software, payroll and payroll- related costs for employees who devote time directly related to the internal-use computer software project, and interest costs incurred while developing internal-use computer software are capitalized. Product development costs, preliminary project and past implementation product costs are expensed as incurred. Internal costs for upgrades and enhancements that result in probable additional functionality are capitalized. These capitalized costs are amortized over a two year period.

On August 1, 2000 the Company issued 250,000 shares of its' $0.001 par value common stock for the purchase of a domain name. During the year ended December 31, 2001 the Company capitalized $34,000 of costs related to development of their website. Accumulated amortization of these intangible assets at December 31, 2001 and 2000 was $25,712 and $5,208, respectively.

STOCK-BASED COMPENSATION

The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

The Company has issued its common stock as compensation to non-employees. The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of shares to be issued for performance, or (2) the date at which the non-employees' performance is complete.

MARKETABLE SECURITIES

The Company's marketable securities consisted of common stock holdings and were classified as available-for-sale and reported at fair value. Unrealized gains and losses were reported, net of taxes, as a component of stockholders' equity within accumulated other comprehensive income. Unrealized losses were charged against income when a decline in fair value was determined to be other than temporary. The specific identification method is used to determine the cost of securities sold.

Marketable securities, which have no readily determinable fair value, are carried at the lower of cost or market.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

SEGMENT INFORMATION

The Company follows SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS No. 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements as it expands operations.

RECLASSIFICATIONS

Certain amounts presented in the previous years financial statements have been reclassified to conform to the current year presentation.

CONCENTRATIONS

There have been a number of adverse legislative, regulatory, political and other developments concerning the tobacco industry that have received widespread media attention. These developments may negatively affect the perception of potential and current customers with respect to the tobacco industry, and therefore effect the Company's operations.

Cigarettes are generally subject to substantial federal, state and local excise taxes in the United States. However, the Company believes there is uncertainty over the applicability of these taxes to on-line sales of cigarettes. The Company does not collect or remit excise taxes (or other taxes) on its sales due to this uncertainty. If the Company were required to collect and remit such taxes, then the prices of its cigarettes would increase. This could harm sales because its customers are price sensitive. Accordingly, sales would be adversely affected by increases to the price of its cigarettes.

The Company does not collect or remit state sales or other taxes on the sale of cigarettes. The Company does not believe that it has sufficient business contacts in one or more states to require it to collect and remit state sales or other taxes. If the Company were required to collect sales taxes, then the Company would need to update its computer systems to calculate the appropriate sales tax for each customer order and to remit such taxes to the appropriate governmental agencies. Moreover, in recent years, state governments have aggressively attempted to collect sales taxes from out-of-state companies. These actions are expensive to defend, regardless of the final outcome. To date, the Company has not been subject to any such actions.

RECENT PRONOUNCEMENTS

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 provides guidance on applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements and is effective in the Company's fourth quarter of 2000. The implementation of SAB 101 did not have an impact on the Company's operating results.

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, BUSINESS COMBINATIONS, and SFAS 142, GOODWILL AND INTANGIBLE ASSETS. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on its financial statements.

In July 2001, the FASB issued SFAS No. 143, ACCOUNTING FOR ASSET RETIREMENT OBLIGATIONS. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

NOTE 2.  GOING CONCERN

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.


The Company has experienced losses from operations as a result of its investment necessary to achieve its operating plan, which is long-range in nature. For the years ended December 31, 2001 and 2000, the Company incurred net (losses) of $158,488 and $218,189, respectively. At December 31, 2001, the Company had a working capital (deficit) of $146,329 and stockholders' (deficit) of $1,514.


The Company's ability to continue as a going concern is contingent upon its ability to secure financing, increase ownership equity and attain profitable operations. In addition, the Company's ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered by entrance into established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional private placement investments. In addition, the Company has begun to operate its website and generate significant revenues from the sale of its products.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3.  LOSS ON INVESTMENT

In conjunction with a recapitalization, which occurred during 1999, the Company acquired certain marketable securities with a cost of $50,000 and a fair market value of $12,500. The Company sold the securities during the year ended December 31, 2000 for $24,508, resulting in a realized loss of $25,492.

NOTE 4.  EQUITY LINE OF CREDIT

Pursuant to an Equity Line of Credit agreement dated August 16, 2001 the Company may, at their discretion, periodically issue and sell up to 40,000,000 shares of common stock for a total purchase price of $5,000,000. Upon request of an advance under the Equity Line of Credit, Cornell Capital Partners, L.P. (Cornell) will purchase shares of the Company's common stock for 82% of the lowest closing bid price on the Over-the-Counter Bulletin Board or other principal market on which our common stock is traded for the 5 days immediately following the notice date. Cornell intends to sell any shares purchased under the Equity Line of Credit at the market price.

The effectiveness of the sale of the shares under the Equity Line of Credit is conditioned upon registering the shares of common stock with the Securities and Exchange Commission (See Note 5).

ADVANCES. Pursuant to the Equity Line of Credit, the Company may periodically sell shares of common stock to Cornell to raise capital to fund working capital needs. The periodic sale of shares is known as an advance. The Company may request an advance every 5 trading days.

MECHANICS. The Company may, at its' discretion, request advances from Cornell by written notice, specifying the amount requested up to the maximum advance amount. A closing will be held 7 trading days after such written notice at which time the Company will deliver shares of common stock and Cornell will pay the advance amount. The Company has the ability to determine when and if an advance is desired.

COMMITMENT PERIOD. The Company may request an advance at any time during the commitment period. The commitment period begins on the date the Securities and Exchange Commission first declares the registration statement effective. The commitment period expires on the earliest to occur of (i) the date on which Cornell has made advances totaling $5,000,000 or (ii) two years after the effective date of the registration statement. As of the date of the audit report, the registration statement had not being deemed effective by the Securities and Exchange Commission.

MAXIMUM ADVANCE AMOUNT. The Company may not request advances in excess of a total of $5,000,000. In addition, each individual advance is subject to a maximum advance amount based on an average daily volume of the Company's common stock. The maximum amount of each advance is equal to 75% of the average daily volume of the Company's common stock for the 40 trading days prior to the date of an advance multiplied by 82% of the lowest closing bid price of the Company's common stock for the 5 trading days immediately following the notice date of an advance.

NUMBER OF SHARES TO BE ISSUED. The Company cannot predict the actual number of shares of common stock that will be issued pursuant to the Equity Line of Credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and the Company has not determined the total amount of advances to be drawn. Nonetheless, the Company estimates the number of shares of common stock that will be issued using certain assumptions. If the Company issued 40,000,000 shares, the maximum number of shares being registered, then these shares would represent 60.2% of the outstanding common stock.

REGISTRATION RIGHTS. The Company granted to Cornell certain registration rights. The registration statement will register such shares upon effectiveness. The cost of the registration will be borne by the Company.

NET PROCEEDS. The Company cannot predict the total amount of proceeds to be raised in this transaction, in part, because the Company has not determined the total amount of the advances to be drawn. However, the Company has incurred expenses of approximately $80,000 consisting primarily of professional fees incurred in connection with registering the shares. In addition, the Company is obligated to pay a cash fee to Cornell Capital equal to 8.4% of each advance.

NOTE  5.  STOCKHOLDERS' (DEFICIT)

During the year ended December 31, 2000, the Company issued 720,000 shares of its common stock to various investors for cash aggregating $62,000.

During the year ended December 31, 2000, the Company issued 1,036,000 shares of its common stock to various individuals in exchange for services valued at $103,600. These shares were valued at their fair market value on the date the Company agreed to issue the shares. The Company also issued 250,000 shares of its common stock in exchange for the acquisition of a web site valued at $25,000.


During the year ended December 31, 2001 the Company issued 4,550,000 shares of common stock to employees and non-employees in exchange for services valued at $150,800. These shares were valued at their fair market value on the date the Company agreed to issue the shares.

During the years covered by these financial statements the Company issued shares of common stock without registration under the Securities Act of 1933. Although the Company believes that the sales did not involve a public offering of its securities and that the Company did comply with the "safe harbor" exemptions from registration, it could be liable for rescission of the cash sales aggregating 2,167,600 shares of common stock, if such exemptions were found not to apply and this could have a material negative impact on the Company.


The Company has filed a registration statement with the Securities and Exchange Commission for the sale of up to 41,300,000 shares of their common stock by certain persons who are, or will become, stockholders of the Company. Of that total, a single stockholder will sell up to 40,000,000 shares of common stock in this offering that it will receive pursuant to an Equity Line of Credit (See
Note 4). The Company is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. The Company will, however, receive proceeds from the sale of common stock under the Equity

Line of Credit. The Company has agreed to pay Cornell a fee of 8.4% of the proceeds received under the Equity Line of Credit.

The shares of common stock are being offered for sale on a "best efforts" basis by the selling stockholders at prices established on the Over-the-Counter Bulletin Board during the term of this offering. There are no minimum purchase requirements. These prices will fluctuate based on the demand for the shares of common stock.

The selling stockholders consist of Cornell, which intends to sell up to 40,000,000 shares of common stock to be purchased under an Equity Line of Credit Agreement, dated August 16, 2001. Other selling stockholders, who intend to sell up to 1,300,000 shares of common stock purchased in private offerings.

NOTE 6.  RELATED PARTY TRANSACTIONS

At December 31, 1999, the Company had an outstanding non-interest bearing loan from an officer of $18,000. The loan was repaid during the year ended December 31, 2000.

During the years ended December 31, 2001 and 2000 the Company paid $27,500 and $15,500, respectively, in consulting fees to related parties.


At December 31, 2001, the Company has recorded receivables with Company officers of $24,706 and a payable to an affiliate aggregating $1,000.


NOTE 7.  INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The types of temporary differences between the tax basis of assets and their financial reporting amounts that give rise to a significant portion of the deferred tax asset are as follows:


                                                    RECONCILING         TAX
                                                       ITEM            EFFECT
                                                  -------------     ----------


      Capital loss carryforward                        $25,000          $10,000
      Net operating loss carryforward                  490,000          190,000
                                                     ---------        ---------
                                                      $515,000         $200,000


The capital loss carryforward will expire in 2004 and the net operating loss carryforward will expire through 2021.



The deferred tax asset has been fully reserved as of December 31, 2001. The change in the valuation allowance for the deferred tax asset during the year ended December 31, 2001 was $78,000.


NOTE 8.  STOCK BASED COMPENSATION

The Company has a compensatory stock option plan. Under the plan, the Company may grant options for up to 4,000,000 shares of common stock. The exercise price of each option shall be determined by the Compensation Committee or by the CEO with reference to factors such as current fair market value of the common stock, net book value per share, regular or other remuneration already being received by the optionee. The maximum term of the options is five years and they vest on the date granted. All options outstanding at December 31, 2001 have been granted to employees.

Summarized information relative to the Company's stock option plan are as follows:

                                                                    WEIGHTED
                                                   NUMBER           AVERAGE
                                                  OF SHARES      EXERCISE PRICE
                                                -------------   ----------------


       Outstanding at December 31, 1999            600,000              $0.10
         Granted                                         -                  -
         Exercised                                       -                  -
         Forfeited                                       -
                                             -------------             ------
       Outstanding at December 31, 2000            600,000               0.10
         Granted                                   750,000               0.06
         Exercised                                       -                  -
         Forfeited                                       -
                                             -------------             ------
       Outstanding at December 31, 2001          1,350,000              $0.08
                                             =============             ======

The option for 600,000 shares expires in 2005 and the option for 750,000 shares expires in 2006.

The effect of applying SFAS No. 123 pro forma net (loss) is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years. The fair values of the options granted during 2001 are estimated at $0.06 on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividend yield, volatility of 458%, a risk-free interest rate of 6.0%, and expected lives of 5 years from date of vesting

For purpose of pro forma disclosure, the estimated fair value of the options is charged to expense in the year that the options were granted. The Company's pro forma information is as follows:

                                                         DECEMBER 31,
                                                 2001                   2000


        Pro forma net (loss)                 $(203,488)             $(218,189)
                                             ==========             ==========
        Pro forma (loss) per share -
          Basic and diluted                     $(0.01)                  $0.00
                                                =======                  =====


NOTE 9.  COMMITMENTS

The Company leases office and warehouse space under an operating lease expiring during August 2002. The lease calls for monthly payments of $1,664. Rental expense for the years ended December 31, 2001 and 2000 were $19,970 and $12,460 respectively. Minimum annual future rent payments for the year ended December 31, 2002 related to the operating lease are $13,624.

WE HAVE NOT  AUTHORIZED  ANY DEALER,  SALESPERSON OR OTHER PERSON TO PROVIDE ANY
INFORMATION  OR  MAKE  ANY  REPRESENTATIONS  ABOUT  CYCO.NET,  INC.  EXCEPT  THE
INFORMATION OR REPRESENTATIONS CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY
ON ANY ADDITIONAL INFORMATION OR REPRESENTATIONS IF MADE.

                   -----------------------

This  prospectus  does not  constitute  an offer to sell, or a                         ----------------------
solicitation of an offer to buy any securities:
                                                                                             PROSPECTUS
     o   except the common stock offered by this prospectus;
                                                                                        ---------------------
     o   in  any   jurisdiction   in   which   the   offer  or
         solicitation is not authorized;

     o   in  any  jurisdiction   where  the  dealer  or  other
         salesperson  is not  qualified  to make the  offer or                    41,300,000 SHARES OF COMMON STOCK
         solicitation;

     o   to any  person  to whom it is  unlawful  to make  the
         offer or solicitation; or                                                         CYCO.NET, INC.

     o to any person who is not a United States resident or who is outside the jurisdiction of the United States.

The delivery of this prospectus or any accompanying sale does not imply that:
                                                                                        ___________ __, 2002
     o   there  have  been  no  changes  in  the   affairs  of
         Cyco.net, Inc. after the date of this prospectus; or

     o the information contained in this prospectus is correct after the date of this prospectus.

                             -----------------------

Until __________, 2002, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters.


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Cyco.net's bylaws provide that we have the power to indemnify any officer or director against damages if such person acted in good faith and in a manner the person reasonably believed to be in the best interests of our Company. No indemnification may be made (i) if a person is adjudged liable unless a Court determines that such person is entitled to such indemnification,
(ii) with respect to amounts paid in settlement without court approval or (iii) expenses incurred in defending any action without court approval.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All expenses will be paid by Cyco.net.

    Securities and Exchange Commission Registration Fee      $     2,629
    Printing and Engraving Expenses                          $     5,000
    Accounting Fees and Expenses                             $    20,000
    Legal Fees and Expenses                                  $    30,000
    Blue Sky Qualification Fees and Expenses                 $    10,000
    Miscellaneous                                            $    12,371
                                                             -------------
                                                             -------------

                   TOTAL                                     $    80,000
                                                             =============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES


         In August 2001, Cyco.net entered into the Equity Line of Credit Agreement with Cornell Capital Partners, L.P. pursuant to which it may issue up to 40,000,000 shares of common stock at an 18% discount to the prevailing market price of the common stock. In August 2001, Cyco.net issued 500,000 shares of common stock to Persia Consulting Group for consulting services valued $28,000 or $0.06 per share. Cyco.net also issued 50,000 shares of common stock to David Gonzalez for consulting services valued at $2,800 or $0.06 per share. Cyco.net issued options to Lynette Budagher to purchase 750,000 shares of common stock at an exercise price of $0.06 per share.


         In April 2001, Cyco.net had the following equity transactions, all of which were valued at the fair market value of the common stock on the date of the transaction:


         o Cyco.net issued 3,500,000 shares of common stock valued at $105,000, one-half to Richard Urrea and one-half to Daniel Urrea.

         o Cyco.net issued 500,000 shares of common stock valued at $15,000 to Brent Wolford as compensation for enhancements made to its website.


         During the year ended December 31, 2000, Cyco.net issued 1,036,000 shares of its $0.001 par value common stock to various individuals in exchange for services valued at $103,600. These shares were issued as follows: 30,000 shares for consulting services valued at $3,000 to Insiderstreet.com, 1,000,000 shares for legal services valued at $100,000 to Con Queso, LLC and 6,000 shares for electrical work valued at $600 to John J. Barnaba, Jr. The Company also issued 250,000 shares of its $0.001 par value common stock to Ryan S. Diederich in exchange for the acquisition of a web site valued at $25,000.

         During the year ended December 31, 2000, Cyco.net issued 720,000 shares of its $0.001 par value common stock to various investors for cash aggregating $62,000. These shares were issued as follows: Edward R. Fittipaldi purchased 20,000 shares for $2,000; Patrick L. Kinsella purchased 50,000 shares for $5,000; Aztec Trust purchased 50,000 shares for $5,000; Robert P. Tinnin purchased 100,000 for $10,000; Jerry D. Richardson purchased 50,000 shares for $5,000; Dennis R. Snyder purchased 100,000 for $10,000; John T. Badal purchased 100,000 shares for $10,000; Danny Deaver purchased 200,000 shares for $10,000; and Doug Fenton purchased 50,000 shares for $5,000.

         During the period from August 1999 through December 1999, Cyco.net issued 620,000 shares of its $0.001 par value common stock for cash aggregating $45,000 and a receivable of $15,000. The receivable was collected during January 2000. These shares were issued as follows: Bobbie A. Love purchased 50,000 shares for $10,000; John O. Harry purchased 20,000 for $10,000; Brenden T. Riccobene purchased 200,000 shares for $10,000; Dennis Chavez purchased 200,000 shares for $15,000; and Don Rehm purchased 150,000 shares in exchange for a $15,000 payable in January 2000.

         During July 1999, Cyco.net issued 2,909,219 shares of its $0.001 par value common stock in conjunction with a recapitalization. These shares were issued as follows:


       Name                  #of shares    Name                   # of shares
       ----                  ----------    ----                   -----------
Henri Hornby                 1,068,000     E-2 Brokers                137,000
Pacific Paragon Investments     53,000     Neil F. Hornby             100,000
Gene Klawetter                 763,000     KKG Capital                100,000
Jim Betner                     261,000     Ferris Peery                40,000
George Sullivan                160,000     Olympic Capital Group       31,000
David Evans                     57,000     Various                     39,219
Dan Smith                      100,000


         During the period from May 1999 through July 1999, Cyco.net issued 977,600 shares of its $0.001 par value common stock for cash aggregating $42,000. These shares were issued as follows: Max Sonnenberg purchased 104,000 shares for $5,000; Larry Minarsich purchased 208,000 shares for $10,000; Doug Fenton purchased 41,600 shares for $2,000; Daniel Behles purchased 104,000 shares for $5,000; Charles Elias and Joseph Elias purchased 104,000 shares for $5,000; Dennis Chavez purchased 208,000 shares for $10,000; and Con Queso, LLC purchased 208,000 shares for $5,000. In addition, during the period from May 199 through July 1999, Cyco.net issued 457,600 shares of its $.001 par value common stock to various individuals in exchange for services valued at $18,500. These shares were issued as follows: Con Queso, LLC received 145,000 shares for legal services valued at $3,500; Leon Palmisano received 208,000 shares for consulting valued at $10,000; and Paul Roney received 104,000 shares for aid in fund raising valued at $5,000.

         At inception, during January 1999, Cyco.net issued 14,976,000 shares of common stock for services valued at $7,200, which management believes is the fair market value of the services provided. These shares were issued as follows:


       Name                  #of shares    Name                   # of shares
       ----                  ----------    ----                   -----------
Franciso Urrea, Jr.          2,496,000     Nunzio DeSantis Family
Pacific Paragon Investments  2,496,000      Trust                   2,496,000
MAU, LLC                     2,496,000     Brent Wolford            2,080,000
Daniel Urrea                 2,496,000     Trey Urrea                 416,000


         With respect to the sale of unregistered securities referenced above, all transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 (the "1933 ACT"), and Regulation D promulgated under the 1933 Act. In each instance, the purchaser had access to sufficient information regarding Cyco.net so as to make an informed investment decision. More specifically, Cyco.net had a reasonable basis to believe that each purchaser was an "accredited investor" as defined in Regulation D of the 1933 Act and otherwise had the requisite sophistication to make an investment in Cyco.net's common stock.

ITEM 27.  EXHIBITS
         (a)      The  following exhibits are filed as part of this registration statement:

EXHIBIT NO.       DESCRIPTION                                              LOCATION
--------------    ----------------------------------------------------     ----------------------------------------------
2.1               Acquisition Agreement between Ave and DMI                Incorporated by reference to Exhibit 2.1 to
                                                                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

2.2               Letter of Intent between Ave and Cyco.net dated          Incorporated by reference to Exhibit 2.2 to
                  July 9, 1999                                             the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.1               Certificate of Amendment to Change name to Ave, Inc.     Incorporated by reference to Exhibit 2.7 to
                  dated 5/7/90                                             the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.2               Certificate of Agreement of Merger of DeLuxe Onyx        Incorporated by reference to Exhibit 2.8 to
                  Company dated January 23, 1987                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.3               Certificate and Agreement of Merger of DeLuxe dated      Incorporated by reference to Exhibit 2.9 to
                  1/23/87                                                  the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.4               Certificate Amending Certificate of Incorporation        Incorporated by reference to Exhibit 2.10 to
                  dated January 23, 1987                                   the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.5               Ave, Inc. By Laws                                        Incorporated by reference to Exhibit 3.0 to
                                                                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.6               Articles in Incorporation of Cyco.net, Inc. the Wholly   Incorporated by reference to Exhibit 21.1 to
                  Owned Subsidiary Cyco.net, Inc. (formerly Ave, Inc.)     the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.7               Certificate of Amendment to Articles of Cyco.net, Inc.   Incorporated by reference to Exhibit 21.2 to
                  to change name from Ave, Inc. to Cyco.net, Inc.          the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.8               Certificate of Amendment of Cyco.net, Inc.               Incorporated by reference to Exhibit 21.3 to
                                                                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001


                                                           II-3

EXHIBIT NO.       DESCRIPTION                                              LOCATION
--------------    ----------------------------------------------------     ----------------------------------------------
3.9               By-Laws of Cyco.net, Inc.                                Incorporated by reference to Exhibit 21.5 to
                                                                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

3.10              Articles of Amendment and Restatement to Articles of     Incorporated by reference to Exhibit 3.10 to
                  Incorporation of AVE, Inc.                               Cyco.net's Registration Statement on Form SB-2
                                                                           filed with the Securities and Exchange
                                                                           Commission on September 13, 2001

3.11              Certificate of Amendment to Articles of Incorporation    Incorporated by reference to Exhibit 3.11 to
                  of Cyco.net, Inc. filed with Nevada Secretary of State   Cyco.net's Registration Statement on Form SB-2
                  on August 9, 2001                                        filed with the Securities and Exchange
                                                                           Commission on September 13, 2001

4.1               Stock Specimen                                           Incorporated by reference to Exhibit 2.4 to
                                                                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

5.1               Opinion re: Legality                                     Incorporated by reference to Exhibit 5.1 to
                                                                           the Company's Registration Statement on Form
                                                                           SB-2 filed with the Securities and Exchange
                                                                           Commission on September 13, 2001

10.1              Line of Credit Agreement dated August 9, 1999            Incorporated by reference to Exhibit 10.0 to
                                                                           the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

10.2              Amendment to Line of Credit Agreement dated August 9,    Incorporated by reference to Exhibit 10.1 to
                  1999                                                     the Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

10.3              Promissory note from Cyco.net, Inc. to Francisco         Incorporated by reference to Exhibit 99 to the
                  Urrea, Jr.                                               Company's Annual Report on Form 10-KSB as
                                                                           filed with the Securities and Exchange
                                                                           Commission on April 16, 2001

10.4              May Davis Extension Agreement                            Incorporated by reference to Exhibit 99 to the
                                                                           Company's Quarterly Report on Form 10-QSB
                                                                           filed with the Securities and Exchange
                                                                           Commission on January 4, 2001

10.5              R. Gene Klawetter Letter of Resignation                  Incorporated by reference to Exhibit 99.2 to
                                                                           the Company's 8-K filed with the Securities
                                                                           and Exchange Commission on August 22, 2000

10.6              Lease Agreement                                          Incorporated by reference to Exhibit 99.3 to
                                                                           the Company's 8-K filed with the Securities
                                                                           and Exchange Commission on August 22, 2000

10.7              Equity Line of Credit Agreement dated as of August       Incorporated by reference to Exhibit 10.7 to
                  2001 between Cyco.net and Cornell Capital Partners,      the Company's 10-QSB for the quarter ended
                  L.P.                                                     September 30, 2001 filed with the Securities
                                                                           and Exchange Commission on November 12, 2001


                                                           II-4


EXHIBIT NO.       DESCRIPTION                                              LOCATION
--------------    ----------------------------------------------------     ----------------------------------------------
10.8              Warrant dated as of August 2001 given by Cyco.net to     Incorporated by reference to Exhibit 10.8 to
                  Cornell Capital Partners, L.P.                           the Company's 10-QSB for the quarter ended
                                                                           September 30, 2001 filed with the Securities
                                                                           and Exchange Commission on November 12, 2001

10.9              Registration Rights Agreement dated August 2001          Incorporated by reference to Exhibit 10.9 to
                  between Cyco.net and Cornell Capital Partners, L.P.      the Company's 10-QSB for the quarter ended
                                                                           September 30, 2001 filed with the Securities
                                                                           and Exchange Commission on November 12, 2001

10.10             Escrow Agreement dated as of August 2001 among           Incorporated by reference to Exhibit 10.10 to
                  Cyco.net, Cornell Capital Partners, L.P., Butler         the Company's 10-QSB for the quarter ended
                  Gonzalez LLP and First Union National Bank               September 30, 2001 filed with the Securities
                                                                           and Exchange Commission on November 12, 2001


10.11             Letter Agreement dated as of April 20, 2002 between      Provided herewith
                  Cornell Capital Partners, L.P. and Cyco.net.


23.1              Consent of Stark Winter Schenkein & Co., LLP             Provided herewith

23.2              Consent of Kirkpatrick & Lockhart LLP                    Incorporated by reference to Exhibit 5.1 to
                                                                           the Company's Registration Statement on Form
                                                                           SB-2 filed with the Securities and Exchange
                                                                           Commission on September 13, 2001


         (b) No reports on Form 8-K were filed under the Securities Exchange Act of 1934 during the quarter ended December 31, 2001.

ITEM 28.  UNDERTAKINGS

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933 (the "ACT");

                      (ii) Reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                      (iii)   Include  any   additional   or  changed   material
information on the plan of distribution;

                  (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to the Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, in Albuquerque, New Mexico, June 19, 2002.


                                 CYCO.NET, INC.

                                 By:/s/ Richard Urrea
                                    -----------------------------------------
                                 Name:  Richard Urrea
                                 Title: Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                          TITLE                                          DATE



/s/ Richard Urrea                  President and Chief Executive Officer          June 19, 2002
----------------------------
Richard Urrea



/s/ Daniel Urrea                   Chief Financial Officer (Principal             June 19, 2002
----------------------------       Accounting Officer)
Daniel Urrea

/s/ Francisco Urrea, Jr.           Director                                       June 19, 2002
----------------------------
Francisco Urrea, Jr.

